                              THIRD AMENDED AND RESTATED

                             CERTIFICATE OF INCORPORATION

                                          OF

                             PLATINUM ENTERTAINMENT, INC.

                        (ORIGINAL CERTIFICATE OF INCORPORATION
                               FILED NOVEMBER 21, 1991)


     PLATINUM ENTERTAINMENT, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Law"), does hereby certify:

   A. That the Board of Directors of the Corporation adopted a resolution setting forth the Third Amended and Restated Certificate of Incorporation set forth below, declaring it advisable and submitting it to the stockholders entitled to vote in respect thereof for their consideration of such Third Amended and Restated Certificate of Incorporation.

     B. That by written consent executed in accordance with Section 228 of the Law, the holders of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, has voted in favor of the adoption of the Third Amended and Restated Certificate of Incorporation set forth below.

     C. That the Third Amended and Restated Certificate of Incorporation set forth below has been duly adopted in accordance with Sections 242 and 245 of the
Law:


                                      ARTICLE I

     The name of the Corporation is:  Platinum Entertainment, Inc.


                                      ARTICLE II

     The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

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                                     ARTICLE III

     The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                      ARTICLE IV

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is Eighty-Seven Million Eight Hundred Thirty-Five Thousand and One Hundred Fifty-Two (87,835,152), divided into:

     (i) Two Hundred Forty Thousand (240,000) shares of Class A Common Stock having a par value of $0.001 per share (the "Class A Common Stock");

     (ii) One Million Eighty Thousand (1,080,000) shares of Class B Common Stock having a par value of $0.001 per share (the "Class B Common Stock");

     (iii) Forty Million (40,000,000) shares of Common Stock having a par value of $0.001 per share (the "Common Stock"); and

     (iv) Forty-Six Million Five Hundred Fifteen Thousand One Hundred Fifty-Two (46,515,152) shares of Preferred Stock having a par value of $0.001 per share (the "Preferred Stock"), of which Eighteen Million Two Hundred Fifty-Seven Thousand Five Hundred Seventy-Six (18,257,576) shares shall be of a series designated "Series A-1 Non-Convertible Preferred Stock" (the "Series A-1 Preferred Stock"), Eighteen Million Two Hundred Fifty-Seven Thousand Five Hundred Seventy-Six (18,257,576) shares shall be of a series designated "Series A-2 Convertible Preferred Stock" (the "Series A-2 Preferred Stock"), and the balance of which may be issued from time to time in one or more series as set forth in Section E of this ARTICLE IV.

     As of the date of the filing of this Third Amended and Restated Certificate of Incorporation, each issued share of Class A Common Stock, Class B Common Stock and Common Stock of the Corporation shall be reclassified and changed into one-twenty-fifth of one share of Class A Common Stock, Class B Common Stock and Common Stock, respectively, in each case having the terms specified in this
ARTICLE IV. Each outstanding stock certificate which immediately prior to the date hereof represented a number of shares of Class A Common Stock, Class B Common Stock and Common Stock shall, without any action on the part of the holder, hereupon and hereafter, until surrendered as hereinafter provided, represent that number of shares of Class A Common Stock, Class B Common Stock or Common Stock, as the case may be, equal to one-twenty-fifth of the number of shares of the Class A Common Stock, Class B Common Stock or Common Stock represented by such certificate. The registered holder of each such certificate may on or after the date hereof surrender such certificate to the Corporation for cancellation and, upon such surrender, shall receive in exchange therefor, without charge, a new certificate registered in the name of such holder representing that number of shares of

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Class A Common Stock, Class B Common Stock or Common Stock, as the case may be, equal to one-twenty-fifth of the number of shares of the Class A Common Stock, Class B Common Stock or Common Stock which, prior to the date of filing hereof, was represented by the certificate(s) representing shares of Class A Common Stock, Class B Common Stock or Common Stock.

     In connection with each exchange of certificates contemplated by the paragraph above, the Corporation may pay to the exchanging holders cash in an amount equal to the Market Price of any fractional shares in lieu of issuing such fractional shares. "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all recognized securities exchanges on which such security may at the time be listed, or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any recognized securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" will be the fair value thereof determined in good faith by the Board of Directors of the Corporation.

     The powers, preferences and relative, participating, optional or other rights of the capital stock and the qualifications, limitations or restrictions thereof are as follows:

     SECTION A.  CLASS A COMMON STOCK, CLASS B
                 COMMON STOCK AND COMMON STOCK

     1. VOTING RIGHTS. Except as otherwise required by law, the holders of each share of Class A Common Stock, Class B Common Stock and Common Stock shall have one vote per share on each matter submitted to a vote of the stockholders of the Corporation. Except as otherwise required by law or expressly provided herein, Class A Common Stock, Class B Common Stock, Common Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock shall vote together and not as separate classes or series.

     2. DIVIDEND RIGHTS. Subject to all of the rights of any series of Preferred Stock now or hereafter authorized, holders of Class A Common Stock, Class B Common Stock and Common Stock shall be entitled to receive on a per share basis such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.
In addition and subject to the restrictions set forth in the first sentence of this Section A.2., dividends shall be declared and paid to holders of either Class A Common Stock, Class B Common Stock or Common Stock only if such dividends are declared and paid to holders of such classes on an equal per share basis.

     If at any time a distribution of Class A Common Stock, Class B Common Stock, Common Stock or any other securities of the Corporation is to be made to holders of either Class A Common Stock, Class B Common Stock or Common Stock (hereinafter sometimes referred to as a "share distribution"), such share distribution may be declared and paid only as follows:

          (a) A share distribution consisting of shares of Class A Common Stock to holders of Class A Common Stock; provided, there shall also be a simultaneous share distribution consisting of shares of Class B Common Stock to holders of Class B Common Stock and shares of Common Stock to holders of Common Stock on an equal per share basis; or

          (b) A share distribution consisting of shares of Class B Common Stock to holders of Class B Common Stock; provided, there shall also be a simultaneous share distribution consisting of shares of Class A Common Stock to holders of Class A Common Stock and shares of Common Stock to holders of Common Stock on an equal per share basis; or

          (c) A share distribution consisting of shares of Common Stock to holders of Common Stock; provided, there shall also be a simultaneous share distribution consisting of shares of Class A Common Stock to holders of Class A Common Stock and shares of Class B Common Stock to holders of Class B Common Stock on an equal per share basis; or

          (d) A share distribution consisting of any other class of securities of the Corporation to the holders of Class A common Stock, Class B Common Stock and Common Stock on an equal per share basis.

     3. LIQUIDATION RIGHTS. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary (sometimes referred to herein as a "Liquidation"), after payment or provision for payment of the debts and other liabilities of the Corporation, subject to the liquidation preferences of any holders of any outstanding Preferred Stock now or hereafter authorized, the remaining assets and funds (the "Funds") of the Corporation shall be divided as follows: (i) Class A Common Stock shall have first priority to the Funds, paid among and ratably to the holders of Class A Common Stock, up to an amount equal to eight dollars and thirty-three cents ($8.33) per share multiplied by the number of shares of Class A Common Stock then issued and outstanding; (ii) after the priority described in (i) shall have been satisfied, Class B Common Stock shall next have priority to the Funds, paid among and ratably to the holders of Class B Common Stock, up to an amount equal to two dollars and fifty cents ($2.50) per share multiplied by the number of shares of Class B Common Stock then issued and outstanding; and (iii) the remainder of the Funds, if any, shall be paid among and ratably to the holders of Class A Common Stock, Class B Common Stock, Common Stock and Series A-2 Preferred Stock, based upon the number of shares of Class A Common Stock, Class B Common Stock and Common Stock then held by such. holders and the number (including any fraction) of shares of Common Stock into which the shares of Series A-2 Preferred Stock then held by such holders are convertible. The per share liquidation preferences stated above for the Class A Common Stock and the Class B Common Stock shall be equitably adjusted as determined by the Corporation's Board of Directors in the event of a stock split, stock dividend, reverse split, combination or other recapitalization which would necessitate an adjustment. For purposes of this
ARTICLE IV, except for a sale of all or substantially all of the assets of the Corporation which shall be treated as a Liquidation under this ARTICLE IV, the merger or consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation, in which consolidation or merger the stockholders of the Corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger, shall not be treated as a Liquidation. Notwithstanding anything to the contrary contained in this Third Amended and Restated Certificate of Incorporation, this Section A.3. and the rights contained herein may be altered or amended only with the approval of holders of a majority of the shares of Class A Common Stock, with respect to rights relating to the Class A Common Stock, and the Class B Common Stock, with respect to rights relating to the Class B Common Stock.

     4. STOCK SPLITS. The Corporation may not split, divide or combine the shares of the Class A Common Stock, the Class B Common Stock or the Common Stock, unless, at the same time, the Corporation splits, divides or combines, as the case may be, the shares of the Class A Common Stock, the Class B Common Stock and the Common Stock in the same proportion and manner.

     5.   CONVERSION.

          (a)  CONVERSION PROCEDURE.

               (i) Any holder of shares of Class A Common Stock or Class B Common Stock may at any time convert all or any number of such shares held by such holder into an equal number of shares of Common Stock.

               (ii) Each conversion of shares of Class A Common Stock or Class B Common Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing such shares to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such shares of Class A Common Stock or Class B Common Stock as such holder will cease and the person (or entity) or persons (or entities) in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

               (iii) As soon as possible after a conversion has been effected (but in any event within three business days in the case of subsection
(A) and (B) below), the Corporation will deliver to the converting holder:

                    (A) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                    (B) payment in cash of an amount equal to all dividends declared but unpaid with respect to each share converted; and

                    (C) a certificate representing any shares of Class A Common Stock or Class B Common Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

               (iv) The issuance of certificates for shares of Common Stock upon conversion of shares of Class A Common Stock or Class B Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Class A Common Stock or Class B Common Stock, the Corporation will take all such actions as are possible in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

               (v) The Corporation will not close its books against the transfer of shares of Class A Common Stock or Class B Common Stock or of Common Stock issued or issuable upon conversion of shares of Class A Common Stock or Class B Common Stock in any manner which interferes with the timely conversion of shares of Class A Common Stock or Class B Common Stock.

          (b)  NOTICES.

               (i) The Corporation will give written notice to all holders of shares of Class A Common Stock and Class B Common Stock as soon as possible but in any event at least 20 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Liquidation.

               (ii) The Corporation will also give written notice to the holders of shares of Class A Common Stock and Class B Common Stock as soon as possible but in any event at least 20 days prior to the date on which any Liquidation will take place.

          (c) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Class A Common Stock and Class B Common Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A Common Stock and Class B Common Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class A Common Stock and Class B Common Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (d) TAXES AND CHARGES. The Corporation will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Class A Common Stock or Class B Common Stock.

          (e) PROTECTION OF CONVERSION RIGHTS. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section A.5. and will take all actions that may be necessary or appropriate in order to protect the rights of the holders of shares of Class A Common Stock and Class B Common Stock to convert such shares against impairment.

          (f) AUTOMATIC CONVERSION. The shares of Class A Common Stock and Class B Common Stock shall automatically be converted into the number of shares of Common Stock into which the shares of Class A Common Stock and Class B Common Stock are then convertible upon the closing of a Qualified Public Offering; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Class A Common Stock and Class B Common Stock being converted are either delivered to the Corporation or any transfer agent or the holder notifies the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of Class A Common Stock and Class B Common Stock, the holder of such Class A Common Stock and Class B Common Stock shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Class A Common Stock and Class B Common Stock surrendered were convertible on the date on which such automatic conversion occurred.

          (g) CANCELLATION OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK. No share or shares of Class A Common Stock or Class B Common Stock acquired by the Corporation by reason of conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     SECTION B.  SERIES A-1 PREFERRED STOCK

     1. RANK. As to distributions upon Liquidation, the shares of Series A-1 Preferred Stock shall rank senior to the Class A Common Stock, the Class B Common Stock, the Common Stock and the Series A-2 Preferred Stock.

     2. VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, each share of Series A-1 Preferred Stock shall not entitle the holder thereof to vote on any matters submitted to a vote of the stockholders of the Corporation. Except as otherwise required by law or expressly provided herein, the holders of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Class A Common Stock, Class B Common Stock and Common Stock shall vote together and not as separate classes or series.

     3. DIVIDEND RIGHTS. In each of the first two years in which shares of Series A-1 Preferred Stock are outstanding, the holders of shares of Series A-1 Preferred Stock shall be entitled to receive, on a per share basis, when and as declared by the Board of Directors out of funds legally available therefor and before any dividends are declared on any shares of any other capital stock of the Corporation, cumulative cash dividends at the annual rate of 1.65 cents per share (such number to be adjusted proportionately in the event the shares of Series A-1 Preferred Stock are subdivided into a larger number or combined into a small number). Such dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, on the first day of the year in which such dividends may be payable. After the first two years in which shares of Series A-1 Preferred Stock are outstanding, the holders of shares of Series A-1 Preferred Stock shall be entitled to receive, on a per share basis, such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that such dividends and other distributions shall not exceed an annual rate of 2.3 cents per share (such number to be adjusted proportionately in the event the shares of Series A-1 Preferred Stock are subdivided into a larger number or combined into a small number).

     4.   LIQUIDATION RIGHTS.

          (a) In the event of any Liquidation (as defined in Section A.3. of this ARTICLE IV, including the penultimate sentence of such Section), each holder of shares of Series A-1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Class A Common Stock, the Class B Common Stock, the Common Stock or the Series A-2 Preferred Stock, an amount equal to the Series A-1 Liquidation Price per share of Series A-1 Preferred Stock held by such holder. If upon any Liquidation, the assets to be distributed to the holders of Series A-1 Preferred Stock shall be insufficient to permit the payment in full to such holders of the aforesaid preferential amount, then all of the assets of the Corporation available for distribution to the holders of Series A-1 Preferred Stock shall be distributed to such holders ratably in proportion to the full preferential amount each such holder is otherwise entitled to receive.

          (b) After the payment or the setting aside for such payment of the preferential amounts payable upon a Liquidation to the holders of Series A-1 Preferred Stock hereunder, the holders of Series A-1 Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

          (c) If any of the assets of the Corporation are to be distributed other than in cash for purposes of satisfying the liquidation preference of any shares of capital stock of the Corporation, then the Board of Directors of the Corporation shall determine the fair market value of the assets to be distributed to the holders of Series A-1 Preferred Stock, Series A-2

Preferred Stock, Class A Common Stock, Class B Common Stock or Common Stock, subject to the consent of the holders of a majority of the shares of Series A-1 Preferred Stock then outstanding. If the Corporation does not promptly receive the consent of the holders of a majority of the shares of Series A-1 Preferred Stock then outstanding, then the Board of Directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Series A-1 Preferred Stock of the appraiser's valuation.

     5.   REDEMPTION.

          (a) The Corporation may at its option redeem, on any date designated pursuant to clause (b) of this Section B.5. (an "Optional Redemption Date"), all or part of the Series A-1 Preferred Stock then outstanding. Notwithstanding the preceding sentence, (i) on June 30, 2000 (the "First Mandatory Redemption Date"), the Corporation shall redeem the lesser of (A) one-half of the shares of Series A-1 Preferred Stock originally issued (such number of shares to be proportionately adjusted in the event of a subdivision or combination of the Series A-1 Preferred Stock) and (B) all of the Series A-1 Preferred Stock outstanding on such Redemption Date and (ii) on June 30, 2001 (the "Second Mandatory Redemption Date" and, collectively with an Optional Redemption Date and the First Redemption Date, a "Redemption Date"), the Corporation shall redeem all of the Series A-1 Preferred Stock then outstanding. The Corporation shall redeem all shares of Series A-1 Preferred Stock to be redeemed on a Redemption Date by payment on such Redemption Date to the holder thereof of a price per share equal to the Series A-1 Redemption Price. Any such redemption shall be allocated ratably among all holders of Series A-1 Preferred Stock in accordance with the number of shares of Series A-1 Preferred Stock then held.

          (b) At least 30 but no more than 60 days prior to a Redemption Date, the Corporation shall give written notice to the holders of Series A-1 Preferred Stock setting forth (i) the Redemption Date, the number of shares of Series A-1 Preferred Stock being redeemed, the Series A-1 Redemption Price and that the holder is to surrender to the Corporation in the manner and at the place designated, the certificate or certificates representing the shares of Series A-1 Preferred to be redeemed or (ii) that the Corporation does not have funds legally available for the redemption of the Series A-1 Preferred Stock on such Redemption Date.

          (c) So long as any shares of Series A-1 Preferred Stock are outstanding, no shares of any other class or series of the capital stock of the Corporation will be redeemed, purchased or otherwise acquired for any consideration (and no moneys shall be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation, other than (i) the repurchase of certain shares of Class B Common Stock, Common Stock and stock options therefor held by certain employees of the Corporation and other parties in exchange for the right to receive bonuses as contemplated on
Schedule 5.10 of the Series A Purchase Agreement, provided, however, that no such bonus shall be paid to any such party in connection with any such exchange so long as any shares of Series A-1 Preferred Stock are outstanding; and (ii) the repurchase of shares of Common Stock from any employee of the Corporation (other than the officers and directors of the Corporation) upon the termination of such employee's employment by the Corporation, provided that such repurchase is approved by a majority of the entire Board of Directors of the Corporation. The Corporation will not permit any Subsidiary to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation would be permitted, pursuant to this paragraph, to purchase or otherwise acquire such shares at such time and in such manner.

          (d) In addition to, and without any limitation whatsoever upon, the redemption rights set forth in clause (a) of this Section B.5., the holders of Series A-1 Preferred Stock shall have the following redemption rights:

               (i) If at any time a Change in Ownership (as hereinafter defined) has occurred or the Corporation obtains knowledge that a Change in Ownership is to occur, the Corporation shall give prompt written notice of such Change in Ownership, describing in reasonable detail the definitive terms and date of consummation thereof, to each holder of Series A-1 Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change in Ownership. The holder or holders of shares of Series A-1 Preferred Stock then outstanding may elect to require the Corporation to redeem all or any portion of the Series A-1 Preferred Stock owned by such holder or holders at a price per share equal to the Series A-1 Redemption Price by giving written notice to the Corporation of such election prior to the later of (a) 30 days after receipt of the Corporation's notice and (b) 20 days prior to the consummation of the Change in Ownership (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Series A-1 Preferred Stock within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to elect (by giving written notice to the Corporation) to require the Corporation to redeem, at a price per share equal to the Series A-1 Redemption Price, all or any portion of the shares of Series A-1 Preferred Stock owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of shares of Series A-1 Preferred Stock specified therein on the later of
(a) the occurrence of the Change in Ownership or (b) ten days after the Corporation's receipt of such election(s). If in any case a proposed Change in Ownership does not occur, all elections for redemption in connection therewith shall be automatically rescinded. The term "Change in Ownership" means any sale or issuance or series of sales and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of affiliated Persons (other than the holders of Common Stock and Preferred Stock as of the date of the Series A Purchase Agreement (as hereinafter defined)) owning capital stock of the Corporation possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

               (ii) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change, describing in reasonable detail the definitive terms and date of consummation thereof, to each holder of Series A-1 Preferred Stock not more than 45 days nor less than 30 days prior to the consummation thereof (the "Initial Series A-1 Redemption Notice"). The holder or holders of the Series A-1 Preferred Stock then outstanding may elect to require the Corporation to redeem all or any portion of the Series A-1 Preferred Stock owned by such holder or holders at a price per share equal to the Series A-1 Redemption Price by giving written notice to the Corporation of such election prior to the later of (a) 20 days prior to the consummation of the Fundamental Change or (b) 30 days after receipt of the Initial Series A-1 Redemption Notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Series A-1 Preferred Stock (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until ten days after the receipt of such notice to elect (by written notice given to the Corporation) to require the Corporation to redeem, at a price per share equal to the Series A-1 Redemption Price, all or any portion of the Series A-1 Preferred Stock owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of shares of Series A-1 Preferred Stock specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all elections for redemption in connection therewith shall be automatically rescinded. The term "Fundamental Change" means any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation and, after giving effect to such merger, the holders of the Corporation's outstanding capital stock immediately prior to the merger shall own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors after such merger.

          (e) Each holder of Series A-1 Preferred Stock to be redeemed shall surrender to the Corporation, on or prior to the redemption date specified in such notice, the certificate or certificates representing the number of shares specified in such notice. In the event less than all the shares represented by any such certificate are to be redeemed, the Corporation shall issue a new certificate representing the unredeemed shares. Payment of the redemption price is due, and shall be paid in full in cash, on the applicable redemption date. The redemption price applicable to each share of Series A-1 Preferred Stock being redeemed shall be paid to the order of the person whose name appears as the owner on the certificate or certificates surrendered for redemption upon surrender of such certificate or certificates to the Corporation or its transfer agent. Despite being called or tendered for redemption, shares of Series A-1 Preferred Stock shall remain outstanding until the full redemption price applicable to such shares has been paid by the Corporation to the holder of such shares.

          (f) Notwithstanding anything to the contrary contained herein, Series A-1 Preferred Stock shall be subject to automatic and mandatory redemption in the event of a Qualified Public Offering upon the closing of such offering (and as a condition thereof) at the Series A-1 Redemption Price (which shall in such event be paid in full in cash; provided, however, that a holder of shares of Series A-1 Preferred Stock may elect, by providing written notice to the Corporation, to receive the Series A-1 Redemption Price in shares of Common Stock (valued at the initial public offering price) with respect to all or a portion of such holder's shares of Series A-1 Preferred Stock).

          (g) If the funds of the Corporation legally available therefor shall be insufficient to discharge in full any redemption requirement set forth in this Section B.5., funds to the extent legally available for such purpose shall be set aside, and the maximum number of full shares of Series A-1 Preferred Stock that can be redeemed with such funds shall be redeemed from the holders of the Series A-1 Preferred Stock, PRO RATA based on the aggregate Series A-1 Redemption Price of the shares to be redeemed from such holders. Thereafter, the Corporation shall redeem shares of Series A-1 Preferred Stock ratably as set forth above from the holders of such shares as funds legally available therefor become available and supplementary redemption notices setting forth the date of redemption, the number of shares of

Series A-1 Preferred Stock being redeemed, the Series A-1 Redemption Price and that the holder is to surrender to the Corporation in the manner and at the place designated, the certificate or certificates representing the shares of Series A-1 Preferred to be redeemed, shall be delivered to such holders of Series A-1 Preferred Stock. Such supplementary redemption notices shall specify a redemption date which shall be not less than 10 nor more than 30 days after the date of such notice.

          (h) The Corporation shall not, and shall not permit any Subsidiary of the Corporation to, purchase or acquire any shares of Series A-1 Preferred Stock other than pursuant to the terms of this Section or pursuant to an offer made on the equivalent terms to all holders of Series A-1 Preferred Stock at the time outstanding.

     6. CANCELLATION OF SERIES A-1 PREFERRED STOCK. No share or shares of Series A-1 Preferred Stock acquired by the Corporation by reason of redemption, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     SECTION C.  SERIES A-2 PREFERRED STOCK

     1. RANK. As to distributions upon Liquidation, the shares of Series A-2 Preferred Stock shall rank (a) junior to the liquidation preferences of the Class A Common Stock, the Class B Common Stock and the Series A-1 Preferred Stock and (b) otherwise on a parity with the Class A Common Stock, the Class B Common Stock and the Common Stock.

     2. VOTING RIGHTS. Except as otherwise required by law or expressly provided herein, each share of Series A-2 Preferred Stock shall entitle the holder thereof to vote on all matters submitted to a vote of the stockholders of the Corporation and to have the number of votes equal to the number of shares of Common Stock into which such share of Series A-2 Preferred Stock is then convertible pursuant to the provisions hereof, assuming for this purpose only that shares of Series A-2 Preferred Stock are convertible into fractional shares, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law or expressly provided herein, the holders of shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock, Class A Common Stock, Class B Common Stock and Common Stock shall vote together and not as separate classes or series.

     3. DIVIDEND RIGHTS. The holders of shares of Series A-2 Preferred Stock shall be entitled to receive ratably, subject to the provisions of law and on a parity with the Class A Common Stock, the Class B Common Stock and the Common Stock (based upon the number of shares of the Class A Common Stock, the Class B Common Stock and the Common Stock then held by such holders and the number (including any fraction) of shares of the Common Stock into which the shares of Series A-2 Preferred Stock then held by such holders are then convertible), such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.

     4.   LIQUIDATION RIGHTS.

          (a) After the payment or the setting aside for such payment of the preferential amounts payable upon a Liquidation to the holders of Class A Common Stock and Class B Common Stock pursuant to Section A.3. of this ARTICLE IV and to the holders of Series A-1 Preferred Stock pursuant to Section B.4. of this
ARTICLE IV, all of the remaining assets of the Corporation, if any, shall be distributed to the holders of shares of Class A Common Stock, Class B Common Stock and Common Stock and the holders of shares of Series A-2 Preferred Stock ratably based upon the number of shares of Class A Common Stock, Class B Common Stock and Common Stock then held by such holders and the number (including any fraction) of shares of Common Stock into which the shares of Series A-2 Preferred Stock then held by such holders are then convertible.

          (b) Nothing contained in this Section C.4. shall be deemed to prevent any holder of Series A-2 Preferred Stock from exercising such holder's right of conversion pursuant to Section C.6. hereof with respect to any share of Series A-2 Preferred Stock at any time prior to the distribution of the Corporation's assets in the Liquidation.

     5.   REPURCHASE.

          (a) The Corporation shall not, and shall not permit any Subsidiary of the Corporation to, purchase or acquire any shares of Series A-2 Preferred Stock other than pursuant to an offer made on the equivalent terms to all holders of Series A-2 Preferred Stock at the time outstanding.

          (b) In connection with any redemption of the Series A-1 Preferred Stock pursuant to Section B.5. of this ARTICLE IV, any holder of shares of Series A-2 Preferred may elect to sell, at the time of such redemption, to the Corporation up to .01% of such shares of Series A-2 Preferred Stock at a price per share equal to the fair market value of such shares as reasonably determined in good faith by the Board of Directors of the Corporation.

     6.   CONVERSION.

          (a)  CONVERSION PROCEDURE.

               (i) Any holder of shares of Series A-2 Preferred Stock may, at any time, convert all or any number of such shares held by such holder into a number of shares of Common Stock computed by multiplying the number of such shares to be converted by thirty-three cents (33CENTS) (such amount to be adjusted proportionately in the event the shares of Series A-2 Preferred Stock are subdivided into a greater number or combined into a lesser number) and dividing the result by the Series A-2 Conversion Price (as hereinafter defined) then in effect.

               (ii) Each conversion of shares of Series A-2 Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing such shares to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such shares of Series A-2 Preferred Stock as such holder will cease and the person (or entity) or persons (or entities) in whose name or names any certificate or certificates for shares of

Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

               (iii) As soon as possible after a conversion has been effected (but in any event within three business days in the case of subsection
(A) and (B) below), the Corporation will deliver to the converting holder:

                    (A) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                    (B) payment in cash of an amount equal to all dividends declared but unpaid with respect to each share converted, plus the amount payable under subsection (vi) below with respect to such conversion; and

                    (C) a certificate representing any shares of Series A-2 Preferred Stock which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

               (iv) The issuance of certificates for shares of Common Stock upon conversion of shares of Series A-2 Preferred Stock will be made without charge to the holders of such shares of Series A-2 Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Series A-2 Preferred Stock, the Corporation will take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion will be validly issued, fully paid and nonassessable.

               (v) The Corporation will not close its books against the transfer of shares of Series A-2 Preferred Stock or of Common Stock issued or issuable upon conversion of shares of Series A-2 Preferred Stock in any manner which interferes with the timely conversion of shares of Series A-2 Preferred Stock.

               (vi) If any fractional interest in a share of Common Stock would, except for the provisions of this subsection (vi), be deliverable upon any conversion of shares of Series A-2 Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, will pay an amount to the holder thereof equal to the Market Price (as defined below) of such fractional interest as of the date of conversion. "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all recognized securities exchanges on which such security may at the time be listed, or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System (as hereinafter defined) as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any recognized securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" will be the fair value thereof reasonably determined in good faith by the Board of Directors of the Corporation.

          (b)  SERIES A-2 CONVERSION PRICE.

               (i) The initial Series A-2 Conversion Price for Series A-2 Preferred Stock will be eight dollars and thirty-three cents ($8.33). In order to prevent dilution of the conversion rights granted under this Section C.6., the Series A-2 Conversion Price will be subject to adjustment from time to time pursuant to this Section C.6.

               (ii) If and whenever on or after the original date of issuance of shares of Series A-2 Preferred Stock the Corporation issues or sells, or in accordance with Section C.6.(c) is deemed to have issued or sold, any share of its Common Stock for a consideration per share less than the Series A-2 Conversion Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale, or deemed issuance or sale, the Series A-2 Conversion Price will be reduced, in order to increase the number of shares of Common Stock into which Series A-2 Preferred Stock is convertible, to that price per share determined by multiplying the Series A-2 Conversion Price in effect immediately prior to such issuance or sale, or deemed issuance or sale, by a fraction (x) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding and which in accordance with Section C.6.(c) have been, and continue to be, deemed outstanding (other than any such shares which may be deemed to be outstanding and which are referred to in clause (x) of such Section C.6.(c)) immediately prior to the issuance or sale or deemed issuance or sale of such Common Stock, plus (B) the number of shares of Common Stock then issuable upon conversion of the shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to the issuance or deemed issuance of such Common Stock, plus (C) the number of shares of Common Stock which the aggregate consideration (if any) received by the Corporation for the total number of such shares of Common Stock so issued or sold or deemed issued or sold would purchase at the Series A-2 Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale, and (y) the denominator of which shall be the sum of (A) the number of shares of Common Stock outstanding and which in accordance with Section C.6.(c) have been, and continue to be, deemed outstanding (other than any such shares which may be deemed to be outstanding and which are referred to in clause (x) of such Section C.6.(c)) immediately prior to such issue or sale, or deemed issuance or sale plus, (B) the number of shares of Common Stock then issuable upon conversion of the shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such issue or sale or deemed issuance or sale, plus (C) the number of such shares of Common Stock so issued or sold or deemed issued or sold; provided, however, that additional shares of Common Stock issued or sold without consideration shall be deemed to have been issued or sold for $.001 per share.

          (c) EFFECT ON SERIES A-2 CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Series A-2 Conversion Price under Section C.6.(b), the following will be applicable:

               (i) ISSUANCE OF OPTIONS. If the Corporation in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Series A-2 Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of this Section, the "price per share for which Common Stock is issuable" will be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series A-2 Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series A-2 Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of this Section, the "price per share for which Common Stock is issuable" will be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series A-2 Conversion Price will be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Series A-2 Conversion Price had been or are to be made pursuant to other provisions of this Section C.6., no further adjustment of the Series A-2 Conversion Price will be made by reason of such issue or sale.

               (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, and such change is not due solely to the operation of anti-dilution provisions similar in nature to those set forth in this Section C.6., the Series A-2 Conversion Price in effect at the time of such change will be readjusted to the Series A-2 Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Series A-2 Conversion Price then in effect, such adjustment will not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of shares of Series A-2 Preferred Stock (except no notice need be given and no delay in such adjustment shall occur if such adjustment is made pursuant to the terms of such Options or Convertible Securities upon their original issuance).

               (iv) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series A-2 Conversion Price then in effect hereunder will be adjusted to the Series A-2 Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               (v) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued in connection with any merger in which the Corporation is the surviving Corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving Corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities will be reasonably determined in good faith by the Board of Directors of the Corporation.

               (vi) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued without consideration.

               (vii) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Corporation or any subsidiary, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

               (viii) RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then for purposes of this Section

C.6. such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (ix) CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section C.6. but not expressly provided for by such provisions (including, without limitation, the granting of stock or capital appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors of the Corporation shall make an appropriate adjustment in the Series A-2 Conversion Price so as to protect the rights of the holders of Series A-2 Preferred Stock; provided that no such adjustment shall increase the Series A-2 Conversion Price as otherwise determined pursuant to this Section C.6. or decrease the number of shares of Common Stock issuable upon conversion of each share of Series A-2 Preferred Stock.

               (x) CERTAIN EXCEPTIONS. Anything herein to the contrary notwithstanding, no adjustment will be made to the Series A-2 Conversion Price by reason of (i) the issuance of shares of Common Stock upon exercise of options outstanding on the date of filing of this Third Amended and Restated Certificate of Incorporation, (ii) the issuance after the date of the Series A Purchase Agreement of options to employees, officers, directors or consultants of the Corporation for the purchase, when taken together, of an aggregate of up to 16,000 shares of Common Stock (such number to be proportionately adjusted in the event of a subdivision or a combination of the Common Stock) (the "Future Options") (iii) shares of Common Stock issued upon exercise of the Future Options, (iv) the issuance of shares of Common Stock upon conversion of Class A Common Stock, Class B Common Stock or Series A-2 Preferred Stock, and (v) the issuance of shares of Class A Common Stock, Class B Common Stock or Common Stock upon a subdivision or combination of the Common Stock for which an adjustment to the Series A-2 Conversion Price is made pursuant to Section C.6.(d).

          (d) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time after the date of filing of this Third Amended and Restated Certificate of Incorporation subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series A-2 Conversion Price in effect immediately prior to such subdivision will be proportionately reduced, and if the Corporation at any time after the date of filing of this Third Amended and Restated Certificate of Incorporation combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Series A-2 Conversion Price in effect immediately prior to such combination will be proportionately increased.

          (e) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets to another person or entity which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the shares of Series A-2 Preferred Stock then outstanding) to insure that each of the holders of Series A-2 Preferred Stock will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's shares of Series A-2 Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted his Series A-2 Preferred Stock immediately prior to such Organic Change. In any such case, the Corporation will make appropriate provisions (in form and substance satisfactory to the holders of a majority of the shares of Series A-2 Preferred Stock then outstanding) to insure that the provisions of this Section C.6. will thereafter be applicable to Series A-2 Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Corporation, an immediate adjustment of the Series A-2 Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of shares of Series A-2 Preferred Stock, if the value so reflected is less than the Series A-2 Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Corporation) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the shares of Series A-2 Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (f)  NOTICES.

                (i) Immediately upon any adjustment of the Series A-2 Conversion Price, the Corporation will give written notice thereof to all holders of shares of Series A-2 Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (ii) The Corporation will give written notice to all holders of shares of Series A-2 Preferred Stock as soon as possible but in any event at least 20 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Liquidation.

              (iii) The Corporation will also give written notice to the holders of shares of Series A-2 Preferred Stock as soon as possible but in any event at least 20 days prior to the date on which any Liquidation will take place.

          (g) PURCHASE RIGHTS. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock ("Purchase Rights"), then each holder of shares of Series A-2 Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's shares of Series A-2 Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (h) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A-2 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A-2 Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A-2 Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (i) TAXES AND CHARGES. The Corporation will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series A-2 Preferred Stock.

          (j) PROTECTION OF CONVERSION RIGHTS. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section C.6. and will take all actions that may be necessary or appropriate in order to protect the rights of the holders of shares of Series A-2 Preferred Stock to convert such shares against impairment.

          (k) AUTOMATIC CONVERSION. The shares of Series A-2 Preferred Stock shall automatically be converted into shares of Common Stock at the Series A-2 Conversion Price then in effect upon the earlier to occur of (i) the date on which a majority of the shares of Series A-2 Preferred Stock originally issued and outstanding (such number to be adjusted proportionately in the event the shares of Series A-2 Preferred Stock are subdivided into a greater number or combined into a lesser number) shall have been converted into shares of Common Stock or (ii) the closing of a Qualified Public Offering; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing such shares of Series A-2 Preferred Stock being converted are either delivered to the Corporation or any transfer agent or the holder notifies the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith. Upon the automatic conversion of Series A-2 Preferred Stock, the holder of such Series A-2 Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A-2 Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred. In connection with the Qualified Public Offering, any former holder of shares of Series A-2 Preferred Stock converted pursuant to this paragraph (k) of this Section C.6. may elect to sell, at such time, to the Corporation up to .01% of its Common Stock at a price per share equal to the price per share received by the Corporation in the Qualified Public Offering upon notice and delivery of such shares to the Corporation.

     7. BOARD REPRESENTATION. (a) For so long as any Series A-2 Preferred Stock shall remain outstanding, except as provided in clause (b) of this Section 7, the Board of Directors of the Corporation, and any committee thereof, shall at all times have at least two members that have been designated by the holders of a majority of the Series A-2 Preferred Stock.

          (b) For so long as any Series A-2 Preferred Stock shall remain outstanding, subject to the terms of Section D of this Article IV, without the affirmative vote, or written consent, of the holders of not less than a majority of the outstanding shares of Series A-2 Preferred Stock, the number of members of the Board of Directors shall not exceed nine; provided however, that (i) the number of members of the Board of Directors may be increased to ten (without such affirmative vote, or written consent) by the addition of two members who are approved by the Chief Executive Officer of the Corporation and by the affirmative vote, or written consent, of the holders of not less than a majority of the outstanding shares of Series A-2 Preferred Stock and (ii) so long as such additional two members are members of the Board of Directors of the Corporation, the number of members of the Board of Directors designated pursuant to clause
(a) of this Section 7 shall be reduced to one.

     8. CANCELLATION OF SERIES A-2 PREFERRED STOCK. No share or shares of Series A-2 Preferred Stock acquired by the Corporation by reason of redemption, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

     SECTION D.  SERIES A PREFERRED STOCK: GENERAL PROVISIONS

     1.   EVENTS OF NONCOMPLIANCE.

          (a) DEFINITION. An Event of Noncompliance shall be deemed to have occurred if:

               (i) the Corporation fails to make any redemption payment with respect to the Series A Preferred Stock which it is obligated to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

               (ii) the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth herein or in the Series A Purchase Agreement; provided, that no Event of Noncompliance shall be deemed to have occurred under this subparagraph (ii) if either (x) holder(s) of a majority of the shares of Series A Preferred Stock then outstanding shall not have provided written notice to the Corporation specifying the nature of such breach or failure or (y) the Corporation establishes (to the reasonable satisfaction of the holders of a majority of the Series A Preferred Stock then outstanding) that
(a) the particular Event of Noncompliance has not been caused by knowing or purposeful conduct by the

Corporation or any Subsidiary, (b) the Corporation has exercised, and continues to exercise, its best efforts to expeditiously cure the Event of Noncompliance (if cure is possible), (c) the Event of Noncompliance is not material to the financial condition, operating results, operations, assets, rights or business prospects of the Corporation and its Subsidiaries, taken as a whole, and (d) the Event of Noncompliance is not material to any holder's investment in the Series A Preferred Stock;

               (iii) any default or the happening of any other event shall occur under one or more indentures, agreements or other instruments under which any Indebtedness of the Corporation or any Subsidiary may be issued, the effect of which is the acceleration of the maturity of Indebtedness of the Corporation outstanding thereunder which, in the aggregate, equals of exceeds $250,000;

               (iv) a receiver, conservator, custodian, liquidator or trustee of the Corporation or any Subsidiary or of all or any of the assets of any of them, is appointed by court order and such order remains in effect for more than thirty (30) days; or an order for relief is entered under the federal bankruptcy laws with respect to the Corporation or any Subsidiary; or any of the material assets of any of them is sequestered by court order and such order remains in effect for more than thirty (30) days after such filing;

               (v) the Corporation or any Subsidiary files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

               (vi) the Corporation or any Subsidiary makes an assignment for the benefit of its creditors, or admits in writing its inability to pay, or in fact does not pay, its debts generally as they become due, or consents to the appointment of a receiver, conservator, custodian, liquidator or trustee of the Corporation or any Subsidiary, or all or any part of the property of any of them; or

               (vii) any representation or warranty contained in the Series A Purchase Agreement or required to be furnished to any holder of Series A Preferred Stock pursuant to the Series A Purchase Agreement is false, inaccurate or misleading in any material respect on the date or dates made or furnished, subject to the survival provisions of Section 9.2 of the Series A Purchase Agreement; provided, that no Event of Noncompliance shall be deemed to have occurred under this subparagraph (vii) if either (a) the Corporation establishes (to the reasonable satisfaction of the holders of a majority of the Series A Preferred Stock then outstanding) that such false, inaccurate or misleading representation or warranty is not material to any holder's investment in the Series A Preferred Stock or (b) the Corporation shall have redeemed all of the shares of Series A-1 Preferred Stock by payment of the full redemption price therefore.

          (b) ELECTION OF DIRECTORS. (i) If at any time there has occurred and is continuing an Event of Noncompliance and such Event of Noncompliance has continued for a period of at least 14 days, the holders of Series A Preferred Stock shall have the exclusive and special right (in addition to any other voting rights), voting separately as a class, to elect, at any annual meeting of stockholders, at a special meeting held in place thereof, at a special meeting of the holders of Series A Preferred Stock called as hereinafter provided, or by written consent, a majority of the members of the Board of Directors.

               (ii) At any time after an Event of Noncompliance has occurred and is continuing, the secretary of the Corporation may and, upon written request of holders of record of at least 20% of the shares of Series A Preferred Stock then outstanding addressed to him at the registered office of the Corporation shall, call a special meeting of the holders of Series A Preferred Stock for the purpose of electing such members of the Board of Directors, such meeting to be held at the registered office of the Corporation, or such other place as such request shall specify, as soon as practicable after the receipt of such request, upon the notice provided by law and the by-laws of the Corporation for the holding of special meetings of stockholders. If such special meeting shall not be called by the secretary within 3 days after receipt of such request, then the holders of record of at least 20% of the shares of Series A Preferred Stock then outstanding may designate in writing one of their number to call such a meeting at the place designated by such holders and upon the notice above provided, and any person so designated for that purpose shall have access to the stock records of the Corporation for such purpose.

               (iii) At any meeting at which the holders of Series A Preferred Stock shall be entitled to elect a majority of the members of the Board of Directors as provided above, the holders of a majority of the shares of Series A Preferred Stock then outstanding present in person or by proxy shall constitute a quorum for the election of such directors, and the vote of the holders of shares representing a majority of the shares of Series A Preferred Stock so present at any such meeting at which there shall be such a quorum shall be sufficient to elect such directors. The election of such directors shall automatically increase the number of members of the Board of Directors by the number of directors so elected. Therefore, the number of additional directors to be elected by such holders shall be equal to the total number of directors immediately prior to such election, plus one (e.g., if there were five directors, the number of additional directors would be six). The persons so elected as directors by the holders of Series A Preferred Stock shall hold office until the next annual meeting of stockholders and until their successors shall have been elected by such holders or until there shall be no existing Event of Noncompliance. Upon there ceasing to be any existing Event of Noncompliance, any directors so elected by the holders of Series A Preferred Stock shall forthwith cease to be directors of the Corporation, and the number of directorships shall automatically be reduced accordingly. If a vacancy occurs in a directorship elected by the holders of Series A Preferred Stock voting separately as a class, a successor may be appointed by the remaining directors or director so elected by the holders of Series A Preferred Stock.

               (iv) At any meeting at which the holders of Series A Preferred Stock shall be entitled to elect the majority of the members of the Board of Directors as provided above, or any adjournment thereof, (A) the absence of a quorum of the holders of Series A Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of Series A Preferred Stock voting separately as a class, (B) the absence of a quorum of the holders of classes or series of stock entitled to elect directors other than those elected by the holders of Series A Preferred Stock shall not prevent the election of the directors to be elected by the holders of Series A Preferred Stock voting separately as a class, (C) in the absence of a quorum of the holders of Series A Preferred Stock, the holders of shares representing a majority of the shares of Series A Preferred Stock present in person or by proxy shall have power to adjourn from time to time the meeting for the election of the directors which they are entitled to elect voting separately as a class, without notice other than announcement at the meeting, until a quorum shall be present, and (D) in the absence of a quorum of the holders of the classes or series of stock entitled to elect directors other than those elected by the holders of Series A Preferred Stock, the holders of a majority of such classes or series present in person or by proxy shall have power to adjourn from time to time the meeting for the election of the directors which they are entitled to elect, without notice other than announcement at the meeting, until a quorum shall be present.

               (v) At any time after the holders of Series A Preferred Stock shall have become entitled to elect a majority of the Board of Directors pursuant to this Section D.1., such holders may do so by a consent in writing setting forth the action so taken, and signed by the holders of shares representing a majority of the shares of Series A Preferred Stock then outstanding.

          (c) REDEMPTION OF SERIES A-1 PREFERRED STOCK. In addition to the rights set forth in paragraph (b) of this Section D.1., if at any time an Event of Noncompliance has occurred and has (other than with respect to an Event of Noncompliance under Section D.1.(a)(i)) continued uncured for a period of at least 14 days, the holders of a majority of the shares of Series A-1 Preferred Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series A-1 Preferred Stock owned by such holders at a price per share equal to the Series A-1 Redemption Price. The Corporation will give prompt written notice of such election to the other holders of Series A-1 Preferred Stock (but in any event within 10 days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series A-1 Preferred Stock by giving written notice thereof to the Corporation within 30 days after receipt of the Corporation's notice. The Corporation will redeem all Series A-1 Preferred Stock as to which rights under this paragraph have been exercised at the Series A-1 Redemption Price, within 45 days after receipt of the initial demand for redemption on the terms and conditions provided in Section B.5. for a redemption of Series A-1 Preferred Stock.

          (d) OTHER RIGHTS. If an Event of Noncompliance exists, each holder of shares of Series A Preferred Stock shall also have any other rights to which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

          (e) DELAYS OR OMISSIONS. No failure to exercise or delay in the exercise of any right, power or remedy accruing to any holder of Series A Preferred Stock upon any Event of Noncompliance hereunder shall impair such right, power or remedy of such holder or shall it be construed to be a waiver of any such Event of Noncompliance, or an acquiescence therein, or of or in any similar Event of Noncompliance thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any Event of Noncompliance theretofore or thereafter occurring.

     2.   DEFINITIONS.  As used in Section B, Section C or Section D of this
ARTICLE IV, the following terms have the following meanings:

          "Indebtedness" of any Person shall mean the principal of, premium, if any, and unpaid interest on (a) indebtedness for money borrowed from others; (b) indebtedness guaranteed, directly or indirectly, in any manner by such Person, or in effect guaranteed, directly or indirectly, in any manner by such Person through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss; (c) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon property owned by such Person, even though such Person has not in any manner become liable for the payment of such indebtedness; (d) all indebtedness of such Person created or arising under any conditional sale, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired by such Person even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of default may be limited to repossession or sale of such property; and
(e) renewals, extensions and refunding of any such indebtedness.

          "Person" means an individual, a partnership, a Corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          "Public Offering" means a firm commitment underwritten public offering of Common Stock to the public pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, other than an offering made in connection with a business acquisition or combination or an employee benefit plan.

          "Qualified Public Offering" means a Public Offering in which:

          (i) the aggregate gross proceeds received by the Corporation in such Public Offering equals or exceeds Ten Million Dollars ($10,000,000);

          (ii) the price per share received by the Corporation in such Public Offering is equal to or greater than $10.00; and

          (iii) upon the closing of such Public Offering, the Common Stock will either be quoted on the National Association of Securities Dealers Automated Quotation System/National Market Systems ("NASDAQ System") or listed on the American Stock Exchange or the New York Stock Exchange.

          "Series A Purchase Agreement" means that certain Series A-1 and Series A-2 Preferred Stock Purchase Agreement dated as of June 30, 1994 by and between the Corporation, Frontenac VI Limited Partnership, certain other investors and certain other persons, as such agreement may from time to time be amended in accordance with its terms.

          "Series A-1 Liquidation Price" means 29.7 cents per share (such amount to be proportionately decreased in the event the Series A-1 Preferred Stock is subdivided into a greater 1number or increased in the event the Series A-1 Preferred Stock is combined into a lesser number), plus accrued but unpaid dividends on such share, plus declared but unpaid dividends on such share, and plus the amount (if any) by which (a) the sum of accrued but unpaid dividends on such share and dividends paid on such share is less than (b) 3.3 cents (such amount to be proportionately decreased in the event the Series A-1 Preferred Stock is subdivided into a greater number or increased in the event the Series A-1 Preferred Stock is combined into a lesser number).

          "Series A Preferred Stock" means any of the Series A-1 Preferred Stock or the Series A-2 Preferred Stock.

          "Series A-1 Redemption Price" means 29.7 cents per share (such amount to be proportionately decreased in the event the Series A-1 Preferred Stock is subdivided into a greater number or increased in the event the Series A-1 Preferred Stock is combined into a lesser number), plus accrued but unpaid dividends on such share, plus declared but unpaid dividends on such share, and plus the amount (if any) by which (a) the sum of accrued but unpaid dividends on such share and dividends paid on such share is less than (b) 3.3 cents (such amount to be proportionately decreased in the event the Series A-1 Preferred Stock is subdivided into a greater number or increased in the event the Series A-1 Preferred Stock is combined into a lesser number).

          "Subsidiary" means any Corporation, association or other business entity of which securities or other ownership interests representing more than fifty percent (50%) of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Corporation or one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation.

     3.   MISCELLANEOUS.

          (a) NOTICES. Except as otherwise expressly provided hereunder, all notices referred to in Section B, Section C or Section D of this ARTICLE IV shall be in writing and shall be delivered personally or by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier services, charges prepaid, and shall be deemed to have been given when personally delivered to such holder, one (1) business day after the same is delivered to such an overnight courier service, charges prepaid, or five
(5) business days after the same has been so deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to the Corporation, at its principal executive offices and
(ii) to any holder of Series A Preferred Stock, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

          (b) REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series A Preferred Stock as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

          (c) REPLACEMENT OF CERTIFICATES. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate.

          (d) AMENDMENT AND WAIVER. No amendment, modification or waiver shall be binding or effective with respect to any provision of Section B, Section C or this Section D of this ARTICLE IV hereof, and no change in the terms of such Sections may be accomplished by merger or consolidation of the Corporation with another corporation or entity, without the prior written consent of the holders of a majority of the shares of Series A Preferred Stock outstanding at the time such action is taken.

     SECTION E.     ADDITIONAL SERIES OF PREFERRED STOCK.

     Subject to the terms contained in any designation of a series of Preferred Stock and subject to the other provisions of this Third Amended and Restated Certificate of Incorporation, the Board of Directors of the Corporation (the "Board of Directors") is hereby expressly authorized to provide for the issuance of and to issue shares of the Preferred Stock in series, and by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of any Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such series of Preferred Stock.

     C.   GENERAL PROVISIONS.

     1. VOTING. Except as provided by law or this Third Amended and Restated Certificate of Incorporation with respect to voting by class or series, the holder of each outstanding share of stock of the Corporation (regardless of class or series) shall be entitled to one vote (except with respect to any greater or lesser vote or no vote which may be fixed by this Third Amended and Restated Certificate of Incorporation or by the resolution of the Board of Directors providing for the issue of a series of Preferred Stock, in which event the holder of each outstanding share of such series shall be entitled to such vote or no vote as may be fixed in such resolution), on each matter submitted to a vote at a meeting of stockholders.

     2. QUORUM AT STOCKHOLDERS' MEETINGS. At any meeting of stockholders, the presence in person or by proxy of the holders of record of issued and outstanding shares of stock of the Corporation entitled to vote a majority of the votes entitled to be voted at such meeting shall constitute a quorum for all purposes, except as otherwise provided by this Third Amended and Restated Certificate of Incorporation or required by applicable law.


                                      ARTICLE V

     This Third Amended and Restated Certificate of Incorporation shall not be amended, and no series of Preferred Stock shall be designated (other than the Series A Preferred Stock), to do any of the following without the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred Stock:

     (a) amend or repeal any provision of, or add any provision to, this Third Amended and Restated Certificate of Incorporation, if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock, or increase or decrease the number of shares of the Series A Preferred Stock authorized;

     (b) authorize or issue shares of any class of stock not authorized herein, or of any series of Preferred Stock, having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock, issue any shares of the Series A Preferred Stock (other than pursuant to the Series A Purchase Agreement), or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of Series A Preferred Stock or of any other class or series of stock of the Corporation having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock;

     (c) reclassify any stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock;

     (d)  amend or repeal any provision of this ARTICLE V.


                                      ARTICLE VI

     The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than seven nor more than fifteen persons. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Initially, the number of directors shall be eleven.

     Such directors shall be divided into three classes, Class I, Class II and Class III; with Class I and Class II each having four members and Class III having three members. At the election of directors immediately following the adoption of this Third Amended and Restated Certificate of Incorporation, Class I directors will be elected for a one-year term, Class II directors will be elected for a two-year term and Class III directors will be elected for a three-year term. At each annual meeting of stockholders after such election, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. No director elected by the stockholders of the Corporation may be removed except for cause. Except as required by law or the provisions of this Third Amended and Restated Certificate of Incorporation, all vacancies on the Board of Directors and newly-created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

     Notwithstanding the foregoing, whenever the holders of any one or more class or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of this Third Amended and Restated Certificate of Incorporation and any resolutions of the Board of Directors applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI. Notwithstanding anything to the contrary contained in this Third Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article VI.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.


                                     ARTICLE VII

     Election of directors need not be by written ballot unless the By-laws of the Corporation so provide.

                                     ARTICLE VIII

     The Corporation reserves the right to amend, alter or repeal any provision contained in this Third Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.


                                      ARTICLE IX

     The Corporation shall indemnify, in accordance with and to the full extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of his acting as a director of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an officer or employee of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, that the Corporation shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense, or (ii) for any amounts paid in settlement of an action effected without the prior written consent of the Corporation to such settlement. Such indemnification is not exclusive of any other right to indemnification provided by law, agreement or otherwise.


                                      ARTICLE X

     No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.


                                      ARTICLE XI

     No amendment to or repeal of Article IX or X of this Third Amended and Restated Certificate of Incorporation shall apply to or have any effect on the rights of any individual referred to in Articles IX or X for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.


                                     ARTICLE XII

     (a) WRITTEN CONSENT. At any time after the closing of a Public Offering, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

     (b) SPECIAL MEETINGS. Special meetings of stockholders of the Corporation may be called upon not less than ten nor more than 60 days' written notice only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors.

     (c) AMENDMENT. Notwithstanding anything contained in this Third Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article XII.


                                     ARTICLE XIII

     Meetings of stockholders may be held within or without the State of Delaware as the By-Laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-laws of the Corporation so provide.


                                     ARTICLE XIV

     The By-laws of the Corporation may be altered, amended, or repealed or new By-laws may be adopted by the Board of Directors or by the vote of the holders of 66-2/3% of the shares entitled to vote generally for the election of directors if notice of such alteration, amendment, repeal or adoption of new By-laws is contained in the notice of such special meeting.


     IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be signed by its Chairman and Chief Executive Officer on February 27, 1996.

                                   PLATINUM ENTERTAINMENT, INC.



                                   By:  /s/ Steven Devick
                                        -----------------
                                        Steven Devick
                                        Chairman and Chief Executive Officer

                     CERTIFICATE OF RETIREMENT AND PROHIBITION OF

                                 REISSUANCE OF SHARES

                                          OF

                             PLATINUM ENTERTAINMENT, INC.

               (Pursuant to Section 243 of the General Corporation Law
                              of the State of Delaware)

It is hereby certified that:

     1.   The name of the corporation (hereinafter called the "corporation") is

                             Platinum Entertainment, Inc.

     2. On March 15, 1996, the corporation retired 240,000 shares of its Class A Common Stock, 1,080,000 shares of its Class B Common Stock, 18,257,576 shares of its Series A-1 Non-Convertible Preferred Stock and 18,257,576 shares of its Series A-2 Convertible Preferred Stock.

     3. The Restated Certificate of Incorporation of the corporation prohibits the reissuance of the shares of Class A Common Stock, Class B Common Stock, Series A-1 Non-Convertible Preferred Stock and Series A-2 Convertible Preferred Stock when so retired, and the shares so retired constitute all the authorized shares of Class A Common Stock, Class B Common Stock, Series A-1 Non-Convertible Preferred Stock and Series A-2 Convertible Preferred Stock; and pursuant to the provisions of Section 243 of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this Certificate as therein provided, the Restated Certificate of Incorporation of said corporation shall be amended so as to effect a reduction in the authorized number of shares of the corporation by the elimination therefrom of all reference to (i) said Class A Common Stock, comprising Two Hundred Forty Thousand (240,000) shares of the par value of $.001 each, (ii) said Class B Common Stock, comprising One Million Eighty Thousand (1,080,000) shares of the par value of $.001 each, (iii) said Series A-1 Non-Convertible Preferred Stock, comprising Eighteen Million Two Hundred Fifty Seven Thousand Five Hundred Seventy Six (18,257,576) shares of the par value of $.001 each, and (iv) said Series A-2 Convertible Preferred Stock comprising Eighteen Million Two Hundred Fifty Seven Thousand Five Hundred Seventy Six (18,257,576) shares of the par value of $.001 each.


                              Steven Devick
                              Chairman of the Board

Attest:


Douglas C. Laux
Secretary

                            PLATINUM ENTERTAINMENT, INC.

                       CERTIFICATE OF THE POWERS, DESIGNATIONS,
                            PREFERENCES AND RIGHTS OF THE
                        SERIES B CONVERTIBLE PREFERRED STOCK,
                              PAR VALUE $.001 PER SHARE

                Pursuant to Section 151 of the General Corporation Law
                               of the State of Delaware


          The following resolution was duly adopted by the Board of Directors of Platinum Entertainment Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, on December 12, 1997, by vote at a meeting of the Board of
Directors:

          RESOLVED that, pursuant to the authority expressly granted to the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, and pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, there be created from the 10,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock consisting of 20,000 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock"), the voting powers, designations, preferences and relative, participating, optional or other special rights of which, and qualifications, limitations or restrictions thereof, shall be as follows:

          1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

               1.1 "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such first Person. For the purpose of this definition, "control" shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               1.2 "Affiliate Warrants" shall mean the warrant for an aggregate of 135,000 shares of Common Stock to be issued to Platinum Venture Partners II, L.P., as nominee, and the warrant for an aggregate of 315,000 shares of Common Stock to be issued to Platinum Venture Partners II, L.P., as nominee, each such warrant to be issued on the Closing Date (as defined in the Investment Agreement).

               1.3 "Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

               1.4 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

               1.5 "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Corporation, as amended from time to time.

               1.6 "Change of Control" shall mean (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation to any Person or group of Persons acting in concert as a partnership or other group within the meaning of Rule 13d-5 under the Exchange Act (a "GROUP OF PERSONS"), (ii) the merger or consolidation of the Corporation with or into another corporation with the effect that the then existing stockholders of the Corporation hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the Board of Directors, over a two-year period, from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by the Board of Directors (or its replacements approved by the Board of Directors) as constituted at the beginning of such period, or (iv) a Person or Group of Persons (other than the Investors and their Affiliates) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Corporation representing 49% or more of the combined voting power of the then outstanding securities of the Corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors.

               1.7 "Class A Common Stock" shall mean the class of Class A Common Stock, par value $.001 per share, of the Corporation or any other class of stock resulting from successive changes or reclassifications of such Class A Common Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision or combination.

               1.8 "Class B Common Stock" shall mean the class of Class B Common Stock, par value $.001 per share, of the Corporation or any other class of stock resulting from successive changes or reclassifications of such Class B Common Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision or combination.

               1.9 "Closing Price" of the Common Stock, as of any day, shall mean (a) the last reported sale price of such stock (regular way), or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the principal national securities exchange on which such stock is listed or admitted to trading or (b) if the Common Stock is not listed or admitted to trading on any national securities exchange, the last reported sale price, or in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case reported on NASDAQ, or a similar service if NASDAQ is no longer reporting such information.

               1.10 "Common Stock" shall mean the class of Common Stock, par value $.001 per share, of the Corporation or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision or combination.

               1.11 "Common Stock Conversion Rate" shall mean, as of any date, a rate for each share of Series B Preferred Stock equal to (i) the Liquidation Value thereof plus all accrued and unpaid dividends thereon (whether or not declared), divided by (ii) the Conversion Price in effect as of such date.

               1.12 "Conversion Price" shall mean (x) prior to the expiration of the Thirty Day Period (as defined below), $5.9375 per share of Common Stock, as adjusted hereunder (the "Initial Conversion Price"), or (y) after the expiration of the Thirty Day Period, the lesser of (1) the Initial Conversion Price, as adjusted hereunder, and (2) 100% of the average of the daily Closing Price per share of Common Stock for the 30 consecutive trading days following the release by the Corporation of its consolidated earnings statement for the fiscal year ending May 31, 1998 (the "Thirty Day Period"), subject to appropriate adjustment for the events described in Section 4.5(a) herein if any such event occurs during the Thirty Day Period; provided that if the shares of Common Stock are not then traded on any national securities exchange or quoted by NASDAQ or a similar service, the Closing Price for the foregoing purposes shall be deemed to be the fair market value of the shares of Common Stock as determined in good faith by the Board of Directors of the Corporation. If the Board of Directors is unable to determine the fair market value, or if the holders of a majority of the outstanding shares of Series B Preferred Stock disagree with the Board's determination of fair market value then the fair market value will be determined by an Independent Financial Expert in accordance with the provisions set forth in the definition of Current Market Price herein. The Conversion

Price as determined in accordance with the foregoing shall be adjusted from time to time in accordance with the provisions of Section 4.

               1.13 "Current Market Price" shall mean, with respect to each share of Common Stock as of any date, the average of the daily Closing Prices per share of Common Stock for the 10 consecutive Trading Days commencing 15 Trading Days prior to such date; provided that if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, the Current Market Price for a share of Common Stock shall be the fair market value of such share as determined in good faith by the Board of Directors. If the Board of Directors is unable to determine the fair market value, or if the holders of a majority-in-interest of the shares of Series B Preferred Stock disagree with the Board's determination of fair market value by written notice delivered to the Corporation within five (5) business days after the Board's determination thereof is communicated in writing to holders of the Series B Preferred Stock affected thereby, which notice specifies a majority-in-interest of such holders' determination of fair market value, then the Corporation and a majority-in-interest of such holders shall select an Independent Financial Expert which shall determine such fair market value. If the Corporation and such holders are unable to agree upon an Independent Financial Expert within fifteen (15) days after the request of such holders, each of the Corporation and such holders shall select an Independent Financial Expert within five (5) days following the expiration of such fifteen (15) day period, and these Independent Financial Experts shall select a third Independent Financial Expert. The determination of fair market value by such Independent Financial Expert shall be final, binding and conclusive on the Corporation and all holders of the Series B Preferred Stock. All costs and fees of any of the Independent Financial Experts retained in accordance with the foregoing shall be borne by the Corporation.

          1.14 "Dividend Amount" shall mean an amount per share of Series B Preferred Stock (rounded to the nearest $ .01) equal to (1) $30 per $1,000 Liquidation Value of Series B Preferred Stock during the first year after the Issue Date,(2) $35 per $1,000 Liquidation Value of Series B Preferred Stock during the second year after the Issue Date, (3)$40 per $1,000 Liquidation Value of Series B Preferred Stock during the third year after the Issue Date,(4) $45 per $1,000 Liquidation Value of Series B Preferred Stock during the fourth and fifth years after the Issue Date and (5) $50 per $1,000 Liquidation Value of Series B Preferred Stock at all times after the fifth anniversary of the Issue Date.

               1.15 "Dividend Rate" shall mean (1) 3% per quarter during the first year after the Issue Date,(2) 3.5% per quarter during the second year after the Issue Date,(3) 4% per quarter during the third year after the Issue Date, (4) 4.5% per quarter during the fourth and fifth years after the Issue Date and (5) 5% per quarter at all times after the fifth anniversary of the Issue Date.

               1.16 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               1.17 "Excluded Securities" means (a) shares of Common Stock issued upon conversion or exercise of convertible securities, warrants and options of the Corporation outstanding on the Issue Date, (b) shares of Common Stock, and options to purchase such shares, issued to officers, directors, employees or former employees of, or consultants to, the Corporation or any of its subsidiaries pursuant to any equity incentive plan, agreement or other arrangement which has been approved by a vote of at least two-thirds (2/3rds) of the Board of Directors, (c) shares of Common Stock issued upon conversion of the shares of Series B Preferred Stock, (d) shares of Common Stock issued upon exercise of the warrants issued to the purchasers of the shares of Series B Preferred Stock pursuant to the Investment Agreement, (e) shares of Common Stock issued upon the conversion of the Series C Preferred Stock, (f) shares of Common Stock issued upon exercise of the Affiliate Warrants and (g) shares of Common Stock issued upon exercise of the Harnick Warrant.

               1.18 "Harnick Warrant" means the warrant to purchase 50,000 shares of Common Stock to be issued to Carl D. Harnick on the Closing Date (as defined in the Investment Agreement).

               1.19 "Issue Date" shall mean the Closing Date (as defined in the Investment Agreement).

               1.20 "Investment Agreement" shall mean the Investment Agreement, dated as of October 12, 1997, as amended, between the Corporation, the Investors and certain other parties thereto, as hereafter amended from time to time.

               1.21 "Investors" shall mean MAC Music LLC, a Delaware limited liability company, and SK-Palladin Partners, LP, a Delaware limited partnership.


               1.22 "Junior Stock" shall mean the Common Stock, the Class A Common Stock, the Class B Common Stock, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock and the shares of any other class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series B Preferred Stock in respect of the right to receive dividends and to participate in any distribution of assets other than by way of dividends.

               1.23 "Liquidation Value" shall have the meaning assigned to such term in Section 6.1 hereof.

               1.24 "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

               1.25 "Parity Stock" shall mean the shares of Series C Preferred Stock and shares of any other class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the stated dividends thereon are not paid in full, be entitled to share ratably with the Series B Preferred Stock in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and shall, in the event that the amounts payable thereon on liquidation are not paid in full, be entitled to share ratably with the Series B Preferred Stock in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full; PROVIDED, HOWEVER, that the term "Parity Stock" shall be deemed to refer (i) in Section 2.2 hereof, to any stock which is Parity Stock in respect of the right to receive dividends and (ii) in Section 6 hereof, to any stock which is Parity Stock in respect of any distribution of assets other than by way of dividends.

               1.26 "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, estate, other entity or government or any agency or political subdivision thereof.

               1.27 "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or by any of its subsidiaries whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series B Preferred Stock are outstanding, which purchase is subject to Section 13(e) of the Exchange Act or is made pursuant to an offer made available to all holders of Common Stock.

               1.28 "Senior Stock" shall mean the shares of any class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be senior to the Series B Preferred Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

               1.29 "Series A-1 Preferred Stock" shall mean the class of Series A-1 Non Convertible Preferred Stock, par value $.001 per share, of the Corporation or any other class of stock resulting from successive changes or reclassifications of such Series A-1 Non Convertible Preferred Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision or combination.

               1.30 "Series A-2 Preferred Stock" shall mean the class of Series A-2 Convertible Preferred Stock, par value $.001 per share, of the Corporation or any other class of stock resulting from successive changes or reclassifications of such Series A-2 Convertible Preferred Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision or combination.

               1.31 "Series C Preferred Stock" shall mean the class of Series C Convertible Preferred Stock, par value $.001 per share, of the Corporation or any other class of stock resulting from successive changes or reclassifications of such Series C Convertible Preferred Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision or combination.

               1.32 "Series C Certificate of Designation" shall mean the Certificate of the Powers, Designations, Preferences and Rights of the Series C Preferred Stock, in the form filed by the Corporation with the Secretary of State of Delaware, as the same may be amended from time to time.

               1.33 "Trading Day" shall mean, so long as the Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not so listed or admitted for trading on any national securities exchange, a day on which NASDAQ is open for the transaction of business.

          2.   DIVIDENDS.

               2.1 The holders of the outstanding shares of Series B Preferred Stock shall be entitled to receive quarterly dividends, when, as and if declared by the Board of Directors out of funds legally available therefor. Each quarterly dividend shall be an amount per share (rounded to the nearest $.01) equal to the Dividend Amount and shall be payable on the last Business Day of August, November, February and May in each year (each a "Dividend Payment Date"), to the holders of record of Series B Preferred Stock at the close of business on the preceding Business Day, or such other dates as are fixed by the Board Directors within ten (10) days prior to the Dividend Payment Date (each a "Record Date"). Such dividends shall become payable beginning on the first Dividend Payment Date for which the Record Date is subsequent to the Issue Date. Dividends on each share of Series B Preferred Stock shall be cumulative and shall accrue on a day-to-day basis, whether or not earned, from and after the day immediately succeeding the date on which such share was issued, and shall be payable in cash (except upon conversion). Dividends on the Series B Preferred Stock that are not declared and paid when due will compound quarterly on each Dividend Payment Date at the Dividend Rate. Dividends payable for any partial dividend period shall be computed on the basis of actual days elapsed over a 360 day year.

               2.2  Except as hereinafter provided in this Section 2.2, unless
(a) full cumulative dividends on the outstanding shares of Series B Preferred Stock and any Parity Stock that shall have accrued and become payable as of any date shall have been paid, or declared and funds shall have been set apart for payment thereof, and (b) all applicable redemption, exchange and repurchase obligations with respect to the outstanding shares of Series B Preferred Stock and any Parity Stock shall have been satisfied, no dividend or other distribution (payable other than in shares of Junior Stock) shall be paid to the holders of Junior Stock or Parity Stock, and no shares of Series B Preferred Stock, Parity Stock or Junior Stock shall be purchased or redeemed by the Corporation or any of its subsidiaries (except by conversion into or exchange for, or out of the net cash proceeds from the concurrent sale of, Junior Stock), nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Series B Preferred Stock, Junior Stock or Parity Stock. When dividends are not paid in full upon the shares of Series B Preferred Stock and any Parity Stock, all dividends declared upon shares of Series B Preferred Stock and all Parity Stock shall be declared pro rata so that the amount of dividends declared per share on Series B Preferred Stock and all such Parity Stock shall in all cases bear to each other the same ratio that accrued cumulative dividends per share on the shares of Series B Preferred Stock and all such Parity Stock bear to each other. Holders of shares of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on Series B Preferred Stock.

          3.   REDEMPTION.

               3.1 The Corporation may, at its sole option, subject to the provisions of Section 2.2, redeem at any time after the Issue Date, out of funds legally available therefor, all (or, in accordance with Section 3.2, less than all) of the outstanding shares of Series B Preferred Stock at a redemption price for each share of Series B Preferred Stock called for redemption pursuant to this Section 3.1 equal to the Redemption Price (as hereinafter defined). The term "Redemption Price" shall mean, with respect to each share of Series B Preferred Stock, an amount equal to the Liquidation Value thereof and all accrued and unpaid dividends thereon to the redemption date. With respect to each share of Series B Preferred Stock properly tendered for redemption, if the Corporation fails to pay the redemption price upon such tender, the Corporation shall also pay an amount equal to interest on the amount determined in the above sentence at 12% per annum, compounded on a quarterly basis, from the date fixed for redemption to the date the Redemption Price is actually paid.

               3.2 The Corporation may not redeem outstanding shares of Series B Preferred Stock pursuant to Section 3.1 above unless it concurrently redeems shares of Series C Preferred Stock pursuant to Section 3.1 of the Series C Certificate of Designations. In the event that fewer than all the outstanding shares of Series B Preferred Stock and Series C Preferred Stock are to be redeemed pursuant to Section 3.1 above and pursuant to Section 3.1 of the Series C Certificate of Designation, the number of shares of Series B Preferred Stock and Series C Preferred Stock to be redeemed shall be redeemed on a pro rata basis based on the number of shares held by each holder thereof.

               3.3 In the event the Corporation shall elect to redeem shares of Series B Preferred Stock pursuant to Section 3.1, it shall provide notice of such redemption by first class mail, postage prepaid, mailed not less than sixty
(60) nor more than ninety (90) days prior to the redemption date, to each record holder of the shares to be redeemed, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the time and date as of which the redemption shall occur; (ii) the total number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price; (iv) that shares of Series B Preferred Stock called for redemption may be converted at any time prior to the time and date fixed for redemption (unless (x) the Corporation shall default in the payment of the Redemption Price, in which case such right shall not terminate at such time and date or (y) the holders of such shares do not yet have the right to convert such shares under Section 4 below); (v) the Common Stock Conversion Rate; (vi) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and
(vii) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

               3.4 If notice of redemption shall have been given by the Corporation as provided in Section 3.3, dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation with respect to shares so called for redemption (except the right to receive from the Corporation the Redemption Price without interest and except the right to convert such shares in accordance with Section 4) shall cease (including any right to receive dividends otherwise payable on any Dividend Payment Date that would have occurred after the time and date of redemption) from and after the time and date fixed in the notice of redemption as the time and date of redemption (unless the Corporation shall default in the payment of the Redemption Price, in which case such rights shall not terminate at such time and date). Upon surrender (in accordance with the notice of redemption) of the certificate or certificates for any shares to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice of redemption shall so state), such shares shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof, together with the amount of cash, if any, in lieu of fractional shares. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of one year from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price without interest. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

          4.   CONVERSION RIGHTS.

               4.1 Each holder of a share of Series B Preferred Stock shall have the right, at any time after the second anniversary of the Issue Date, or, as to any share of Series B Preferred Stock called for redemption with a date fixed for redemption which is after the second anniversary of the Issue Date, at any time prior to the time and date fixed for such redemption (unless the Corporation defaults in the payment of the Redemption Price, in which case such right shall not terminate at such time and date), to convert such share into fully paid and nonassessable shares of Common Stock at the Common Stock Conversion Rate as of the date of conversion.

               4.2 No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series B Preferred Stock, the Corporation shall, subject to Section 4.5(e), make a cash payment (calculated to the nearest $.01) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the date of conversion.

               4.3 Any holder of shares of Series B Preferred Stock electing to convert such shares into Common Stock shall surrender the certificate or certificates for such shares at the offices of the Corporation (or at such other place as the Corporation may designate by notice to the holders of shares of Series B Preferred Stock) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, in form reasonably satisfactory to the Corporation, and shall give written notice to the Corporation at such offices that such holder elects to convert such shares of Series B Preferred Stock. As soon as practicable after any holder deposits certificates for shares of Series B Preferred Stock, accompanied by the written notice above prescribed, the Corporation shall issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, certificates representing the number of shares of Common Stock and the cash in lieu of fractional shares, if any, to which such holder is entitled upon such conversion.

               4.4 Conversion shall be deemed to have been made as of the date that certificates for the shares of Series B Preferred Stock to be converted and the written notice, are received by the Corporation; and the Person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. The Corporation shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or for Series B Preferred Stock are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books.

               4.5 The Common Stock Conversion Rate shall be adjusted from time to time as follows:

                    (a) If the Corporation shall, at any time or from time to time while any shares of the Series B Preferred Stock are outstanding, (i) pay a dividend on its Common Stock in shares of its capital stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares,
(iii) subdivide its outstanding shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, then the Common Stock Conversion Rate in effect immediately before such action shall be adjusted so that the holders of the Series B Preferred Stock, upon conversion of shares thereof immediately following such action, shall be entitled to receive the kind and amount of shares of capital stock of the Corporation which they would have owned or been entitled to receive upon or by reason of such event if such shares of Series B Preferred Stock had been converted immediately before the record date or effective date for such action.

                    (b) If the Corporation shall, at any time or from time to time while any of the Series B Preferred Stock is outstanding, issue or sell, or fix a record date for the issuance of, (A) Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock) (other than Excluded Securities) or (B) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) (other than Excluded Securities), in any such case, at a price per share (treating the price per share of securities convertible into or exchangeable or exercisable for Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Common Stock plus (ii) any additional consideration initially payable upon the conversion of such security into or the exchange or exercise of such security for Common Stock, divided by
(y) the number of shares of Common Stock initially underlying such exercisable, convertible or exchangeable security) that is less than the greater of the Current Market Price of the Common Stock and the Conversion Price on the date of such issuance or such record date (the "Measuring Price"), then the Common Stock Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying the Common Stock Conversion Rate in effect immediately prior to giving effect to this Section 4.5 by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (calculated to include the shares of Common Stock underlying the Warrants issued under the Investment Agreement, the shares of Common Stock underlying the Affiliate Warrants, the shares of Common Stock underlying the Harnick Warrant and all then currently exerciseable, convertible and exchangeable securities that are "in-the-money") on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase (or into or for which the exercisable, convertible or exchangeable securities so offered are initially exercisable, convertible or exchangeable), and the denominator of which shall be the number of shares of Common Stock outstanding (calculated to include the shares of Common Stock underlying the Warrants issued under the Investment Agreement, the shares of Common Stock underlying the Affiliate Warrants, the shares of Common Stock underlying the Harnick Warrant and all then currently exerciseable, convertible and exchangeable securities that are "in-the-money") on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate purchase price of the exercisable, convertible or exchangeable securities so offered plus the aggregate amount of any additional consideration initially payable upon exercise, conversion or exchange for or into Common Stock) would purchase at such Measuring Price.

                    (c) If the Corporation shall, at any time or from time to time while any of the Series B Preferred Stock is outstanding, distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness, securities or other assets (excluding (i) ordinary course cash dividends to the extent such dividends do not exceed the Corporation's retained earnings and (ii) dividends payable in shares of Common Stock for which adjustment is made under Section 4.5(a)) or rights, options or warrants to subscribe for or purchase securities of the Corporation (excluding those for which adjustment is made under Section 4.5(b)), then in each such case the Common Stock Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying the Common Stock Conversion Rate in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below, and the denominator of which shall be such Current Market Price of the Common Stock less the then fair market value (as determined by the Board of Directors in good faith or, if requested by the holders of a majority of the Series B Preferred Stock, by an Independent Financial Expert selected in the manner described in the definition of the term "Current Market Price") of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights, options or warrants applicable to one share of Common Stock (provided that such denominator shall never be less than $.01).

                    (d) If the Corporation or any subsidiary thereof shall, at any time or from time to time while any of the Series B Preferred Stock is outstanding, make a Pro Rata Repurchase, the Common Stock Conversion Rate shall be adjusted by multiplying the Common Stock Conversion Rate in effect immediately prior to such action by a fraction (which in no event shall be less than one (1)), the numerator of which shall be the product of (i) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase minus the number of shares of Common Stock repurchased in such Pro Rata Repurchase and (ii) the Current Market Price of the Common Stock as of the day immediately preceding the first public announcement by the Corporation of the intent to effect such Pro Rata Repurchase, and the denominator of which shall be
(i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Current Market Price of the Common Stock as of the day immediately preceding the first public announcement by the Corporation of the intent to effect such Pro Rata Repurchase minus (ii) the aggregate purchase price of the Pro Rata Repurchase (provided that such denominator shall never be less than $.01).

                    (e) All calculations under this Section 4.5 shall be made to the nearest $.01 (with $.005 being rounded upward), one-hundredth of a share (with .005 being rounded upward) or, in the case of a conversion rate, one ten-thousandth (with .00005 being rounded upward). Notwithstanding any other provision of this Section 4.5, the Corporation shall not be required to make any adjustment of the Common Stock Conversion Rate unless such adjustment would require an increase or decrease of at least 0.05% of such rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 0.05% in such rate. Any adjustments under this Section 4.5 shall be made successively whenever an event requiring such an adjustment occurs.

                    (f) Whenever an adjustment in the Common Stock Conversion Rate is required, the Corporation shall promptly cause to be mailed (but in any event not later than five (5) days after the date of the event giving rise to such adjustment) first-class postage prepaid, to the holders of record of the outstanding shares of Series B Preferred Stock, notice of such adjustment and a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors (who shall be appointed at the Corporation's expense and who may be the independent public accountants regularly employed by the Corporation) setting forth the adjusted Common Stock Conversion Rate in effect as of such date determined as provided herein. Such notice and certificate shall set forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment.

                    (g) In the event that at any time as a result of an adjustment made pursuant to this Section 4.5, the holder of any share of Series B

Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Corporation other than shares of Common Stock, the conversion rate of such other shares so receivable upon conversion of any such share of Series B Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through
(f) and (h) of this Section 4.5, and the provisions of this Section 4 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

                    (h) No adjustment shall be made pursuant to this Section if the effect thereof would be to reduce the Conversion Price below the par value of the Common Stock.

               4.6 In case (a) any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (b) any sale or conveyance of all or substantially all of the property and assets of the Corporation is effected in such a way that the holders of Common Stock shall be entitled to receive stock or other securities or assets with respect to or in exchange for Common Stock, then upon conversion of each share of Series B Preferred Stock the holder thereof shall be entitled to receive the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The Corporation shall not enter into any of the transactions referred to in clause (a) or (b) of the preceding sentence unless provision shall be made so as to give effect to the provisions set forth in this Section 4.6. The provisions of this Section 4.6 shall apply similarly to successive consolidations, mergers, sales or conveyances.

               4.7 The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock into such Common Stock at any time (assuming that, at the time of the computation of such number of shares, all such Common Stock would be held by a single holder). The Corporation shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to cause the authorized amount of Common Stock to be increased if the aggregate of the authorized amount of the Common Stock remaining unissued and the issued shares of such Common Stock in its treasury (other than any shares of such Common Stock reserved for issuance in any other connection) shall not be sufficient to permit the conversion of the shares of Series B Preferred Stock into the Common Stock. The Corporation covenants that any shares of Common Stock issued upon conversions of the Series B Preferred Stock shall be validly issued, fully paid and nonassessable.

               4.8 If any shares of Common Stock which would be issuable upon conversion of shares of Series B Preferred Stock hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be.

               4.9 The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series B Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

               4.10 For purposes of this Section 4, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any subsidiary. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

               4.11 If any action or transaction would require adjustment of the Common Stock Conversion Rate pursuant to more than one paragraph of this
Section 4, only one adjustment shall be made and each such adjustment shall be the amount of adjustment that has the highest absolute value.

               4.12 In case:

                    (a) of a consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required; or

                    (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

                    (c)  of any Pro Rata Repurchase;

then, in each case, the Corporation shall cause to be mailed, first-class postage prepaid, to the holders of record of the outstanding shares of Series B Preferred Stock, at least twenty (20) days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Common Stock Conversion Rate pursuant to this
Section 4, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation, winding up or Pro Rata Repurchase is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation, winding up or Pro Rata Repurchase. Failure to give the notice specified hereunder shall have no effect on the status or effectiveness of the action to which the required notice relates.

          5.   VOTING.

               5.1 The shares of Series B Preferred Stock shall have no voting rights except as required by law or as set forth below:

                    (a) If on the fifth anniversary of the Issue Date any shares of Series B Preferred Stock remain outstanding, then the number of directors constituting the Board of Directors shall be increased by four (4) (in addition to any such increase in directorships required by any similar provision of the Certificate of Incorporation or the certificate of designation in respect of any other class or series of preferred stock of the Corporation) and the holders of shares of Series B Preferred Stock (in addition to all other rights) shall have the exclusive right, voting separately as a class, to elect eight (8) directors of the Corporation.

                    (b) Such voting rights may be exercised initially either by written consent or at a special meeting of the holders of the shares of Series B Preferred Stock having such voting rights, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as shares of Series B Preferred Stock are no longer outstanding, at which time or times such voting rights and the term of the directors elected pursuant to Section 5.1(a) shall terminate.

                    (c) At any time when such voting rights shall have vested in holders of shares of Series B Preferred Stock described in Section 5.1(a), and if such rights shall not already have been exercised by written consent, a proper officer of the Corporation may call, and, upon the written request, addressed to the Secretary of the Corporation, of the record holders of shares representing twenty-five percent (25%) of the voting power of the shares then outstanding of Series B

Preferred Stock, shall call, a special meeting of the holders of shares of Series B

Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 5.1(c), no such special meeting shall be called during a period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

                    (d) At any meeting held for the purpose of electing directors at which the holders of shares of Series B Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of Series B Preferred Stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class.

                    (e) Any director elected by holders of shares of Series B Preferred Stock pursuant to the voting right created under this Section 5.1 shall hold office until the next annual meeting of stockholders (unless such term has previously terminated pursuant to Section 5.1(b)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director[s] so elected, or if there be no such remaining director, by the holders of shares of Series B Preferred Stock by written consent or at a special meeting called in accordance with the procedures set forth in Section 5.1(c), or, if no such special meeting is called or written consent executed, at the next annual meeting of stockholders. Upon any termination of such voting right, subject to applicable law, the term of office of all directors elected by holders of shares of Series B Preferred Stock voting separately as a class pursuant to this Section 5.1 shall terminate.

                    (f) So long as any shares of Series B Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of shares of Series B Preferred Stock representing at least a majority of the aggregate voting power on the matters set forth in this Section 5.1(f) of shares of Series B Preferred Stock, voting as a separate class, (i) authorize or issue any Senior Stock or Parity Stock or reclassify any Junior Stock as Parity Stock or Senior Stock or reclassify any Parity Stock as Senior Stock, (ii) amend, alter or repeal any of the provisions of the Certificate of Incorporation, so as in any such case to materially and adversely affect the preferences, special rights, powers or privileges of the shares of Series B Preferred Stock, (iii) redeem, repurchase, retire or otherwise acquire any capital stock or options to purchase capital stock of the Corporation (other than purchases of capital stock or options from employees of the Corporation or any of its subsidiaries in connection with termination of employment or from other Persons providing services to the Corporation or any of its subsidiaries in an amount not to exceed $1,000,000 in the aggregate for all such purchases after the Issue Date) or (iv) declare or pay any dividends or other distributions with respect to Junior Stock or Parity Stock.

                    (g) In addition to the foregoing, the holders of the Series B Preferred Stock shall have such other voting, consent and approval rights as are specified in the Investment Agreement.

                    (h)  In exercising the voting rights set forth in this
Section 5.1, each share of Series B Preferred Stock shall have a number of votes equal to its Liquidation Value.

               5.2 No consent of holders of shares of Series B Preferred Stock shall be required for (i) the creation of any indebtedness of any kind of the Corporation or (ii) the authorization or issuance of any class of Junior Stock.

          6.   LIQUIDATION RIGHTS.

               6.1 Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, in preference to the holders of, and before any payment or distribution shall be made on, Junior Stock, the amount of $1,000 per share (the "Liquidation Value"), plus an amount equal to all accrued and unpaid dividends to the date of final distribution (whether or not declared).

               6.2 Neither the sale, exchange or other conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

               6.3 After the payment to the holders of the shares of Series B Preferred Stock of full preferential amounts provided for in this Section 6, the holders of Series B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

               6.4 In the event the assets of the Corporation available for distribution to the holders of shares of Series B Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6.1, no such distribution shall be made on account of any shares of any Parity Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series B Preferred

Stock, ratably, in proportion to the full distributable amounts for which holders of all Parity Stock are entitled upon such dissolution, liquidation or winding up.

          7.   CHANGE OF CONTROL

               7.1 In the event that the Corporation becomes aware of a Change of Control or pending Change of Control, the Corporation shall make an offer (the "Change of Control Offer") to purchase all of the outstanding shares of Series B Preferred Stock at a purchase price for each share of Series B Preferred Stock equal to the Repurchase Price (as hereinafter defined) on the effective date of such Change of Control (the "Trigger Date"). The Repurchase Price will be payable (x) in cash, in the case of a Change of Control pursuant to clause (i) through (iii) of the definition of a Change of Control and (y), at the Corporation's election, either in cash or in Common Stock, in the case of a Change of Control pursuant to clause (iv) of the definition of a Change of Control. In the event that the Corporation elects to pay the Repurchase Price in Common Stock, such Common Stock shall be concurrently registered under the Act and under the securities or blue sky laws of any jurisdiction designated by any holder of Series B Preferred Stock which accepts the Change of Control Offer. The term "Repurchase Price" shall mean, with respect to each share of Series B Preferred Stock, (x) if paid in cash, 110% of the sum of the Liquidation Value thereof and any accrued and unpaid dividends thereon to the date of such purchase, or (y) if paid in Common Stock, 125% of the sum of the Liquidation Value thereof and any accrued and unpaid dividends thereon to the date of such purchase. With respect to each share of Series B Preferred Stock properly tendered for repurchase, if the Corporation fails to pay the Repurchase Price upon such tender, the Corporation shall also pay an amount equal to interest on the amount determined in the above sentence at 12% per annum, compounded on a quarterly basis, from the date fixed for repurchase to the date the Repurchase Price is actually paid. The Change of Control Offer must be made as soon as practicable and if possible not less than sixty (60) days prior to the Trigger Date, shall remain open for at least forty (40) and not more than fifty (50) days (or such longer time as may be required by applicable law or regulation) and shall comply, to the extent required, with the applicable requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations.

               7.2 In the event the Corporation is required to make a Change of Control Offer pursuant to Section 7.1, it shall provide notice of such Change of Control Offer (the "Notice of Offer") by first class mail, postage prepaid, to each record holder of the shares of Series B Preferred Stock, at such holder's address as the same appears on the books of the Corporation. Each such Notice of Offer shall state: (i) that the Corporation is offering to purchase all outstanding shares of Series B Preferred Stock and that such offer is irrevocable; (ii) the Trigger Date, which will be the date on which any such purchase will be consummated; (iii) the total number of shares of Series B Preferred Stock which the Corporation is offering to purchase from such holder;
(iv) the Repurchase Price; (v) the last day on which the

Change of Control Offer may be accepted (the "Expiration Date"), (vi) the place or places where certificates for shares of Series B Preferred Stock are to be surrendered for payment of the Repurchase Price and (vii) in the event of a Change of Control pursuant to clause (iv) of the definition of a Change of Control, the terms, amount and kind of consideration paid or to be paid and the identity, if known by the Corporation, of the Person or Group of Persons triggering such Change of Control and whether the Corporation is electing to pay the Repurchase Price in cash or Common Stock.

               7.3 Any holder of outstanding shares of Series B Preferred Stock may, at its sole option, elect to accept the Change of Control Offer with respect to all or less than all of such holder's outstanding Series B Preferred Stock by delivering written notice of such acceptance to the Corporation on or before the Expiration Date. On the Trigger Date, the Corporation will pay to each holder that has accepted the Change of Control Offer the Repurchase Price for the shares of Series B Preferred Stock which such holder has elected to sell to the Corporation against delivery (in accordance with the Notice of Offer) of the certificate or certificates for any shares to so purchased (properly endorsed or assigned for transfer, if the Corporation shall so require and the Notice of Offer shall so state). In case fewer than all the shares represented by any such certificate are to be repurchased, a new certificate shall be issued representing the shares which are not purchased, without cost of the holder thereof, together with the amount of cash, if any, in lieu of fractional shares.


          8. TRANSACTIONS WITH AFFILIATES. As long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any of its subsidiaries to, enter into any transaction with any Affiliate of the Corporation or such subsidiary (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any services, with or to any Affiliate and investments, loans or advances by or to any Affiliate) except for transactions entered into in good faith pursuant to the reasonable requirements of the business of the Corporation or such subsidiary and on terms substantially no less favorable to the Corporation or such subsidiary than those that the Corporation or such subsidiary would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Corporation or such subsidiary.

          9.   OTHER PROVISIONS.

               9.1 Shares of Series B Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of Preferred Stock of the Corporation undesignated as to series and may with any and all other authorized but unissued shares of Preferred Stock of the Corporation be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the

Corporation, except that any issuance or reissuance of shares of Series B Preferred Stock must be in compliance with this certificate of designation.

               9.2 The Corporation shall be entitled to recognize the exclusive right of a Person registered on its records as the holder of shares of Series B Preferred Stock, and such record holder shall be deemed the holder of such shares for all purposes.

               9.3 All notice periods referred to herein shall commence on the date of the mailing of the applicable notice.

          IN WITNESS WHEREOF, Platinum Entertainment, Inc. has caused this certificate to be signed and attested this 12th day of December, 1997.

                         PLATINUM ENTERTAINMENT, INC.

                         By: /s/ Steven Devick
                            ---------------------------------
                         Name:  Steven Devick
                         Title: Chief Executive Officer

                            PLATINUM ENTERTAINMENT, INC.

                       CERTIFICATE OF THE POWERS, DESIGNATIONS,
                            PREFERENCES AND RIGHTS OF THE
                        SERIES C CONVERTIBLE PREFERRED STOCK,
                              PAR VALUE $.001 PER SHARE

                Pursuant to Section 151 of the General Corporation Law
                               of the State of Delaware


          The following resolution was duly adopted by the Board of Directors of Platinum Entertainment Inc., a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, on December 12, 1997, by vote at a meeting of the Board of
Directors:

          RESOLVED that, pursuant to the authority expressly granted to the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, and pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, there be created from the 10,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock consisting of 2,500 shares of Series C Convertible Preferred Stock (the "Series C Preferred Stock"), the voting powers, designations, preferences and relative, participating, optional or other special rights of which, and qualifications, limitations or restrictions thereof, shall be as follows:

          1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

               1.1 "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such first Person. For the purpose of this definition, "control" shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               1.2 "Affiliate Warrants" shall mean the warrant for an aggregate of 135,000 shares of Common Stock to be issued to Platinum Venture Partners II, L.P., as nominee, and the warrant for an aggregate of 315,000 shares of Common Stock to be issued to Platinum Venture Partners II, L.P., as nominee, each such warrant to be issued on the Closing Date (as defined in the Investment Agreement).

               1.3 "Board of Directors" shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

               1.4 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

               1.5 "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Corporation, as amended from time to time.

               1.6 "Change of Control" shall mean (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation to any Person or group of Persons acting in concert as a partnership or other group within the meaning of Rule 13d-5 under the Exchange Act (a "GROUP OF PERSONS"), (ii) the merger or consolidation of the Corporation with or into another corporation with the effect that the then existing stockholders of the Corporation hold less than 50% of the combined voting power of the then outstanding securities of the surviving corporation of such merger or the corporation resulting from such consolidation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the Board of Directors, over a two-year period, from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by the Board of Directors (or its replacements approved by the Board of Directors) as constituted at the beginning of such period, or (iv) a Person or Group of Persons (other than the Investors and their Affiliates, employees, partners or members) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Corporation representing 49% or more of the combined voting power of the then outstanding securities of the Corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors. Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred (a) upon the acquisition of any shares of Common Stock of the Company pursuant to the exercise of any warrants issued pursuant to the Investment Agreement, (b) upon the exercise of any of the rights and privileges granted to each of the Purchasers pursuant to Section 6.2.5 of the Investment Agreement, (c) upon the exercise of any rights and privileges granted to the holders of the Series B Preferred Stock pursuant to Section 5.1 of the Series B Certificate of Designation or
(d) otherwise as a result of the equity ownership or designation of directors by the Investors of their Affiliates, employees, partners or members.

               1.7 "Class A Common Stock" shall mean the class of Class A Common Stock, par value $.001 per share, of the Corporation or any other class of stock resulting from successive changes or reclassifications of such Class A Common Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision or combination.

               1.8 "Class B Common Stock" shall mean the class of Class B Common Stock, par value $.001 per share, of the Corporation or any other class of stock resulting from successive changes or reclassifications of such Class B Common Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision or combination.

               1.9 "Closing Price" of the Common Stock, as of any day, shall mean (a) the last reported sale price of such stock (regular way), or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the principal national securities exchange on which such stock is listed or admitted to trading or (b) if the Common Stock is not listed or admitted to trading on any national securities exchange, the last reported sale price, or in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case reported on NASDAQ, or a similar service if NASDAQ is no longer reporting such information.

               1.10 "Common Stock" shall mean the class of Common Stock, par value $.001 per share, of the Corporation or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision or combination.

               1.11 "Common Stock Conversion Rate" shall mean, as of any date, a rate for each share of Series B Preferred Stock equal to (i) the Liquidation Value thereof plus all accrued and unpaid dividends thereon (whether or not declared), divided by (ii) the Conversion Price in effect as of such date.

               1.12 "Conversion Price" shall mean (x) prior to the expiration of the Thirty Day Period (as defined below), $5.9375 per share of Common Stock, as adjusted hereunder (the "Initial Conversion Price"), or (y) after the expiration of the Thirty Day Period, the lesser of (1) the Initial Conversion Price, as adjusted hereunder, and (2) 100% of the average of the daily Closing Price per share of Common Stock for the 30 consecutive trading days following the release by the Corporation of its consolidated earnings statement for the fiscal year ending May 31, 1998 (the "Thirty Day Period"), subject to appropriate adjustment for the events described in Section 4.5(a) herein if any such event occurs during the Thirty Day Period; provided that if the shares of Common Stock are not then traded on any national securities exchange or quoted by NASDAQ or a similar service, the Closing Price for the foregoing purposes shall be deemed to be the fair market value of the shares of Common Stock as determined in good faith by the Board of Directors of the Corporation. If the holders of a majority of the outstanding shares of Series B Preferred Stock disagree with the Board's determination of fair market value for purposes of the Series B Preferred Stock, the fair market value for purposes of the Series C Preferred Stock shall be the fair market value determined for purposes of the

Series B Preferred Stock. The Conversion Price as determined in accordance with the foregoing shall be adjusted from time to time in accordance with the provisions of Section 4.

               1.13 "Current Market Price" shall mean, with respect to each share of Common Stock as of any date, the average of the daily Closing Prices per share of Common Stock for the 10 consecutive Trading Days commencing 15 Trading Days prior to such date; provided that if on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, the Current Market Price for a share of Common Stock shall be the fair market value of such share as determined in good faith by the Board of Directors; PROVIDED, HOWEVER, that if the holders of the shares of Series B Preferred Stock disagree with the Board's determination of fair market value for purposes of the Series B Preferred Stock, the fair market value for purposes of the Series
C Preferred Stock shall be the fair market value determined for purposes of the Series B Preferred Stock.

               1.14 "Dividend Amount" shall mean an amount per share of Series C Preferred Stock (rounded to the nearest $ .01) equal to (1) $30 per $1,000 Liquidation Value of Series C Preferred Stock during the first year after the Issue Date, (2) $35 per $1,000 Liquidation Value of Series C Preferred
Stock during the second year after the Issue Date, (3) $40 per $1,000 Liquidation Value of Series C Preferred Stock during the third year after the Issue Date, (4) $45 per $1,000 Liquidation Value of Series C Preferred Stock during the fourth and fifth years after the Issue Date and (5) $50 per $1,000 Liquidation Value of Series C Preferred Stock at all times after the fifth anniversary of the Issue Date.

               1.15 "Dividend Rate" shall mean (1) 3% per quarter during the first year after the Issue Date, (2) 3.5% per quarter during the second year after the Issue Date, (3) 4% per quarter during the third year after the Issue Date, (4) 4.5% per quarter during the fourth and fifth years after the Issue Date and (5) 5% per quarter at all times after the fifth anniversary of the Issue Date.

               1.16 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               1.17 "Excluded Securities" means (a) shares of Common Stock issued upon conversion or exercise of convertible securities, warrants and options of the Corporation outstanding on the Issue Date, (b) shares of Common Stock, and options to purchase such shares, issued to officers, directors, employees or former employees of, or consultants to, the Corporation or any of its subsidiaries pursuant to any equity incentive plan, agreement or other arrangement which has been approved by a vote of at least two-thirds (2/3rds) of the Board of Directors, (c) shares of Common Stock issued upon conversion of the shares of Series B Preferred Stock, (d) shares of Common Stock issued upon exercise of the warrants issued to the purchasers of the shares of Series B Preferred Stock pursuant to the Investment Agreement, (e) shares of Common Stock issued upon the conversion of the Series C Preferred Stock, (f) shares of Common Stock issued upon exercise of the Affiliate Warrants and (g) shares of Common Stock issued upon exercise of the Harnick Warrant.

               1.18 "Harnick Warrant" means the warrant to purchase 50,000 shares of Common Stock to be issued to Carl D. Harnick on the Closing Date (as defined in the Investment Agreement).

               1.19 "Issue Date" shall mean the Closing Date (as defined in the Investment Agreement).

               1.20 "Investment Agreement" shall mean the Investment Agreement, dated as of October 12, 1997, as amended, between the Corporation, the Investors and certain other parties thereto, as hereafter amended from time to time.

               1.21 "Investors" shall mean MAC Music LLC, a Delaware limited liability company, and SK-Palladin Partners, LP, a Delaware limited partnership.

               1.22 "Junior Stock" shall mean the Common Stock, the Class A Common Stock, the Class B Common Stock, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock and the shares of any other class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be junior to the Series C Preferred Stock in respect of the right to receive dividends and to participate in any distribution of assets other than by way of dividends.

               1.23 "Liquidation Value" shall have the meaning assigned to such term in Section 6.1 hereof.

               1.24 "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

               1.25 "Parity Stock" shall mean the shares of Series B Preferred Stock and shares of any other class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall, in the event that the stated dividends thereon are not paid in full, be entitled to share ratably with the Series C Preferred Stock in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and shall, in the event that the amounts payable thereon on liquidation are not paid in full, be entitled to share ratably with the Series C Preferred Stock in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full; PROVIDED, HOWEVER, that the term "Parity Stock" shall be deemed to refer (i) in
Section 2.2 hereof, to any stock which is Parity Stock in respect of the right to receive dividends and (ii) in Section 6 hereof, to any stock which is Parity Stock in respect of any distribution of assets other than by way of dividends.

               1.26 "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization, estate, other entity or government or any agency or political subdivision thereof.

               1.27 "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or by any of its subsidiaries whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other Person or any other property (including, without limitation, shares of capital stock, other securities or evidences of indebtedness of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series C Preferred Stock are outstanding, which purchase is subject to Section 13(e) of the Exchange Act or is made pursuant to an offer made available to all holders of Common Stock.

               1.28 "Senior Stock" shall mean the shares of any class or series of stock of the Corporation which, by the terms of the Certificate of Incorporation or of the instrument by which the Board of Directors, acting pursuant to authority granted in the Certificate of Incorporation, shall fix the relative rights, preferences and limitations thereof, shall be senior to the Series B Preferred Stock in respect of the right to receive dividends or to participate in any distribution of assets other than by way of dividends.

               1.29 "Series A-1 Preferred Stock" shall mean the class of Series A-1 Non Convertible Preferred Stock, par value $.001 per share, of the Corporation or any other class of stock resulting from successive changes or reclassifications of such Series A-1 Non Convertible Preferred Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision or combination.

               1.30 "Series A-2 Preferred Stock" shall mean the class of Series A-2 Convertible Preferred Stock, par value $.001 per share, of the Corporation or any other class of stock resulting from successive changes or reclassifications of such Series A-2 Convertible Preferred Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision or combination.

               1.31 "Series B Preferred Stock" shall mean the class of Series B Convertible Preferred Stock, par value $.001 per share, of the Corporation or any other class of stock resulting from successive changes or reclassifications of such Series B Convertible Preferred Stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision or combination.

               1.32 "Series B Certificate of Designation" shall mean the Certificate of the Powers, Designations, Preferences and Rights of the Series B Preferred Stock, Par Value $.001 Per Share, in the form filed by the Corporation with the Secretary of State of Delaware, as the same may be amended from time to time.

               1.33 "Trading Day" shall mean, so long as the Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not so listed or admitted for trading on any national securities exchange, a day on which NASDAQ is open for the transaction of business.

          2.   DIVIDENDS.

               2.1 The holders of the outstanding shares of Series C Preferred Stock shall be entitled to receive quarterly dividends, when, as and if declared by the Board of Directors out of funds legally available therefor. Each quarterly dividend shall be an amount per share (rounded to the nearest $.01) equal to the Dividend Amount and shall be payable on the last Business Day of August, November, February and May in each year (each a "Dividend Payment Date"), to the holders of record of Series C Preferred Stock at the close of business on the preceding Business Day, or such other dates as are fixed by the Board Directors within ten (10) days prior to the Dividend Payment Date (each a "Record Date"). Such dividends shall become payable beginning on the first Dividend Payment Date for which the Record Date is subsequent to the Issue Date. Dividends on each share of Series C Preferred Stock shall be cumulative and shall accrue on a day-to-day basis, whether or not earned, from and after the day immediately succeeding the date on which such share was issued, and shall be payable in cash (except upon conversion). Dividends on the Series C Preferred Stock that are not declared and paid when due will compound quarterly on each Dividend Payment Date at the Dividend Rate. Dividends payable for any partial dividend period shall be computed on the basis of actual days elapsed over a 360 day year.

               2.2  Except as hereinafter provided in this Section 2.2, unless
(a) full cumulative dividends on the outstanding shares of Series C Preferred Stock and any Parity Stock that shall have accrued and become payable as of any date shall have been paid, or declared and funds shall have been set apart for payment thereof, and (b) all applicable redemption, exchange and repurchase obligations with respect to the outstanding shares of Series C Preferred Stock and any Parity Stock shall have been satisfied, no dividend or other distribution (payable other than in shares of Junior Stock) shall be paid to the holders of Junior Stock or Parity Stock, and no shares of Series C Preferred Stock, Parity Stock or Junior Stock shall be purchased or redeemed by the Corporation or any of its subsidiaries (except by conversion into or exchange for, or out of the net cash proceeds from the concurrent sale of, Junior Stock), nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Series C Preferred Stock, Junior Stock or Parity Stock; PROVIDED, HOWEVER, nothing set forth herein shall prohibit or limit the Corporation's ability to (i) purchase shares of Series B Preferred Stock in accordance with the terms of
Section 7 of the Series B Certificate of Designation, or (ii) purchase in accordance with the terms set forth therein any of the warrants issued pursuant to the Investment Agreement following a "change of control" as defined in such warrants unless, in the cases of both clauses (i) and (ii), the Corporation is also required to purchase shares of Series C Preferred
Stock pursuant to Section 7 of this Certificate of Designation. When dividends are not paid in full upon the shares of Series C Preferred Stock and any Parity Stock, all dividends declared upon shares of Series C Preferred Stock and all Parity Stock shall be declared pro rata so that the amount of dividends declared per share on Series C Preferred Stock and all such Parity Stock shall in all cases bear to each other the same ratio that accrued cumulative dividends per share on the shares of Series C Preferred Stock and all such Parity Stock bear to each other. Holders of shares of Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on Series C Preferred Stock.

          3.   REDEMPTION.

               3.1 The Corporation may, at its sole option, subject to the provisions of Section 2.2, redeem at any time after the Issue Date, out of funds legally available therefor, all (or, in accordance with Section 3.2, less than all) of the outstanding shares of Series C Preferred Stock at a redemption price for each share of Series C Preferred Stock called for redemption pursuant to this Section 3.1 equal to the Redemption Price (as hereinafter defined). The term "Redemption Price" shall mean, with respect to each share of Series C Preferred Stock, an amount equal to the Liquidation Value thereof and all accrued and unpaid dividends thereon to the redemption date. With respect to each share of Series C Preferred Stock properly tendered for redemption, if the Corporation fails to pay the redemption price upon such tender, the Corporation shall also pay an amount equal to interest on the amount determined in the above sentence at 12% per annum, compounded on a quarterly basis, from the date fixed for redemption to the date the Redemption Price is actually paid.

               3.2 The Corporation may not redeem outstanding shares of Series C Preferred Stock pursuant to Section 3.1 above unless it concurrently redeems shares of Series B Preferred Stock pursuant to Section 3.1 of the Series B Certificate of Designation. In the event that fewer than all the outstanding shares of Series C Preferred Stock and Series B Preferred Stock are to be redeemed pursuant to Section 3.1 above and pursuant to Section 3.1 of the Series B Certificate of Designation, the number of shares of Series C Preferred Stock and Series B Preferred Stock to be redeemed shall be redeemed on a pro rata basis based on the number of shares held by each holder thereof.

               3.3 In the event the Corporation shall elect to redeem shares of Series C Preferred Stock pursuant to Section 3.1, it shall provide notice of such redemption by first class mail, postage prepaid, mailed not less than sixty
(60) nor more than ninety (90) days prior to the redemption date, to each record holder of the shares to be redeemed, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the time and date as of which the redemption shall occur; (ii) the total number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price; (iv) that shares of Series C Preferred Stock called for redemption may be converted at any time prior to the time and date fixed for redemption (unless (x) the Corporation shall default in the payment of the Redemption Price, in which case such right shall not terminate at such time and date or (y) the holders of such shares do not yet have the right to convert such shares under Section 4 below); (v) the Common Stock Conversion Rate; (vi) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and
(vii) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

               3.4 If notice of redemption shall have been given by the Corporation as provided in Section 3.3, dividends on the shares of Series C Preferred Stock so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation with respect to shares so called for redemption (except the right to receive from the Corporation the Redemption Price without interest and except the right to convert such shares in accordance with Section 4) shall cease (including any right to receive dividends otherwise payable on any Dividend Payment Date that would have occurred after the time and date of redemption) from and after the time and date fixed in the notice of redemption as the time and date of redemption (unless the Corporation shall default in the payment of the Redemption Price, in which case such rights shall not terminate at such time and date). Upon surrender (in accordance with the notice of redemption) of the certificate or certificates for any shares to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice of redemption shall so state), such shares shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof, together with the amount of cash, if any, in lieu of fractional shares. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of one year from the redemption date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of the redemption price without interest. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.

          4.   CONVERSION RIGHTS.

               4.1 Each holder of a share of Series C Preferred Stock shall have the right, at any time after the second anniversary of the Issue Date, or, as to any share of Series C Preferred Stock called for redemption with a date fixed for redemption which is after the second anniversary of the Issue Date, at any time prior to the time and date fixed for such redemption (unless the Corporation defaults in the payment of the Redemption Price, in which case such right shall not terminate at such time and date), to convert such share into fully paid and nonassessable shares of Common Stock at the Common Stock Conversion Rate as of the date of conversion.

               4.2 No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of Series C Preferred Stock. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series C Preferred Stock, the Corporation shall, subject to Section 4.5(e), make a cash payment (calculated to the nearest $.01) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading Day prior to the date of conversion.

              4.3 Any holder of shares of Series C Preferred Stock electing to convert such shares into Common Stock shall surrender the certificate or certificates for such shares at the offices of the Corporation (or at such other place as the Corporation may designate by notice to the holders of shares of Series C Preferred Stock) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, in form reasonably satisfactory to the Corporation, and shall give written notice to the Corporation at such offices that such holder elects to convert such shares of Series C Preferred Stock. As soon as practicable after any holder deposits certificates for shares of Series C Preferred Stock, accompanied by the written notice above prescribed, the Corporation shall issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, certificates representing the number of shares of Common Stock and the cash in lieu of fractional shares, if any, to which such holder is entitled upon such conversion.

               4.4 Conversion shall be deemed to have been made as of the date that certificates for the shares of Series C Preferred Stock to be converted and the written notice, are received by the Corporation; and the Person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. The Corporation shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or for Series C Preferred Stock are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books.

               4.5 The Common Stock Conversion Rate shall be adjusted from time to time as follows:

                    (a) If the Corporation shall, at any time or from time to time while any shares of the Series C Preferred Stock are outstanding, (i) pay a dividend on its Common Stock in shares of its capital stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares,
(iii) subdivide its outstanding shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Corporation, then the Common Stock Conversion Rate in effect immediately before such action shall be adjusted so that the holders of the Series C Preferred Stock, upon conversion of shares thereof immediately following such action, shall be entitled to receive the kind and amount of shares of capital stock of the Corporation which they would have owned or been entitled to receive upon or by reason of such event if such shares of Series C Preferred Stock had been converted immediately before the record date or effective date for such action.

                    (b) If the Corporation shall, at any time or from time to time while any of the Series C Preferred Stock is outstanding, issue or sell, or fix a record date for the issuance of, (A) Common Stock (or securities convertible or exchangeable into or exercisable for Common Stock) (other than Excluded Securities) or (B) rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) (other than Excluded Securities), in any such case, at a price per share (treating the price per share of securities convertible into or exchangeable or exercisable for Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Common Stock plus (ii) any additional consideration initially payable upon the conversion of such security into or the exchange or exercise of such security for Common Stock, divided by
(y) the number of shares of Common Stock initially underlying such exercisable, convertible or exchangeable security) that is less than the greater of the Current Market Price of the Common Stock and the Conversion Price on the date of such issuance or such record date (the "Measuring Price"), then the Common Stock Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying the Common Stock Conversion Rate in effect immediately prior to giving effect to this Section 4.5 by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (calculated to include the shares of Common Stock underlying the warrants issued under the Investment Agreement, the shares of Common Stock underlying the Affiliate Warrants, the shares of Common Stock underlying the Harnick Warrant and all then currently exerciseable, convertible and exchangeable securities that are "in-the-money") on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase (or into or for which the exercisable, convertible or exchangeable securities so offered are initially exercisable, convertible or exchangeable), and the denominator of which shall be the number of shares of Common Stock outstanding (calculated to include the shares of Common Stock underlying the warrants issued under the Investment Agreement, the shares of Common Stock underlying the Affiliate Warrants, the shares of Common Stock underlying the Harnick Warrant and all then currently exerciseable, convertible and exchangeable securities that are "in-the-money") on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate purchase price of the exercisable, convertible or exchangeable securities so offered plus the aggregate amount of any additional consideration initially payable upon exercise, conversion or exchange for or into Common Stock) would purchase at such Measuring Price.

                    (c) If the Corporation shall, at any time or from time to time while any of the Series C Preferred Stock is outstanding, distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness, securities or other assets (excluding (i) ordinary course cash dividends to the extent such dividends do not exceed the Corporation's retained earnings and (ii) dividends payable in shares of Common Stock for which adjustment is made under Section 4.5(a)) or rights, options or warrants to subscribe for or purchase securities of the Corporation (excluding those for which adjustment is made under Section 4.5(b)), then in each such case the Common Stock Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying the Common Stock Conversion Rate in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below, and the denominator of which shall be such Current Market Price of the Common Stock less the then fair market value (as determined by the Board of Directors in good faith or, if requested by the holders of the Series B Preferred Stock in accordance with the terms of the Series B Certificate of Designation, the fair market value determined pursuant to the Series B Certificate of Designation) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights, options or warrants applicable to one share of Common Stock (provided that such denominator shall never be less than $.01).

                    (d) If the Corporation or any subsidiary thereof shall, at any time or from time to time while any of the Series C Preferred Stock is outstanding, make a Pro Rata Repurchase, the Common Stock Conversion Rate shall be adjusted by multiplying the Common Stock Conversion Rate in effect immediately prior to such action by a fraction (which in no event shall be less than one
(1)), the numerator of which shall be the product of (i) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase minus the number of shares of Common Stock repurchased in such Pro Rata Repurchase and
(ii) the Current Market Price of the Common Stock as of the day immediately preceding the first public announcement by the Corporation of the intent to effect such Pro Rata Repurchase, and the denominator of which shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Current Market Price of the Common Stock as of the day immediately preceding the first public announcement by the Corporation of the intent to effect such Pro Rata Repurchase minus (ii) the aggregate purchase price of the Pro Rata Repurchase (provided that such denominator shall never be less than $.01).

                    (e) All calculations under this Section 4.5 shall be made to the nearest $.01 (with $.005 being rounded upward), one-hundredth of a share (with .005 being rounded upward) or, in the case of a conversion rate, one ten-thousandth (with .00005 being rounded upward). Notwithstanding any other provision of this Section 4.5, the Corporation shall not be required to make any adjustment of the Common Stock Conversion Rate unless such adjustment would require an increase or decrease of at least 0.05% of such rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 0.05% in such rate. Any adjustments under this Section 4.5 shall be made successively whenever an event requiring such an adjustment occurs.

                    (f) Whenever an adjustment in the Common Stock Conversion Rate is required, the Corporation shall promptly cause to be mailed (but in any event not later than five (5) days after the date of the event giving rise to such adjustment) first-class postage prepaid, to the holders of record of the outstanding shares of Series C Preferred Stock, notice of such adjustment and a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors (who shall be appointed at the Corporation's expense and who may be the independent public accountants regularly employed by the Corporation) setting forth the adjusted Common Stock Conversion Rate in effect as of such date determined as provided herein. Such notice and certificate shall set forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment.

                    (g) In the event that at any time as a result of an adjustment made pursuant to this Section 4.5, the holder of any share of Series C Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Corporation other than shares of Common Stock, the conversion rate of such other shares so receivable upon conversion of any such share of Series C Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (f) and (h) of this Section 4.5, and the provisions of this Section 4 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

                    (h) No adjustment shall be made pursuant to this Section if the effect thereof would be to reduce the Conversion Price below the par value of the Common Stock.

               4.6 In case (a) any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (b) any sale or conveyance of all or substantially all of the property and assets of the Corporation is effected in such a way that the holders of Common Stock shall be entitled to receive stock or other securities or assets with respect to or in exchange for Common Stock, then upon conversion of each share of Series C Preferred Stock the holder thereof shall be entitled to receive the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The Corporation shall not enter into any of the transactions referred to in clause (a) or (b) of the preceding sentence unless provision shall be made so as to give effect to the provisions set forth in this Section 4.6. The provisions of this Section 4.6 shall apply similarly to successive consolidations, mergers, sales or conveyances.

               4.7 The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock into such Common Stock at any time (assuming that, at the time of the computation of such number of shares, all such Common Stock would be held by a single holder). The Corporation shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to cause the authorized amount of Common Stock to be increased if the aggregate of the authorized amount of the Common Stock remaining unissued and the issued shares of such Common Stock in its treasury (other than any shares of such Common Stock reserved for issuance in any other connection) shall not be sufficient to permit the conversion of the shares of Series C Preferred Stock into the Common Stock. The Corporation covenants that any shares of Common Stock issued upon conversions of the Series C Preferred Stock shall be validly issued, fully paid and nonassessable.

               4.8 If any shares of Common Stock which would be issuable upon conversion of shares of Series C Preferred Stock hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible cause such shares to be duly registered or approved, as the case may be.

               4.9 The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series C Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that in which the shares of Series C Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

               4.10 For purposes of this Section 4, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any subsidiary. The Corporation shall not pay a dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

               4.11 If any action or transaction would require adjustment of the Common Stock Conversion Rate pursuant to more than one paragraph of this
Section 4, only one adjustment shall be made and each such adjustment shall be the amount of adjustment that has the highest absolute value.

               4.12 In case:

                    (a) of a consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required; or

                    (b) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

                    (c)  of any Pro Rata Repurchase;

then, in each case, the Corporation shall cause to be mailed, first-class postage prepaid, to the holders of record of the outstanding shares of Series C Preferred Stock, at least twenty (20) days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Common Stock Conversion Rate pursuant to this Section 4, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation, winding up or Pro Rata Repurchase is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation, winding up or Pro Rata Repurchase. Failure to give the notice specified hereunder shall have no effect on the status or effectiveness of the action to which the required notice relates.

          5.   VOTING.   The shares of Series C Preferred Stock shall have no
voting rights except as required by law.

          6.   LIQUIDATION RIGHTS.

               6.1 Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, in preference to the holders of, and before any payment or distribution shall be made on, Junior Stock, the amount of $1,000 per share (the "Liquidation Value"), plus an amount equal to all accrued and unpaid dividends to the date of final distribution (whether or not declared).

               6.2 Neither the sale, exchange or other conveyance (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation, or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.

               6.3 After the payment to the holders of the shares of Series C Preferred Stock of full preferential amounts provided for in this Section 6, the holders of Series C Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

               6.4 In the event the assets of the Corporation available for distribution to the holders of shares of Series C Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section 6.1, no such distribution shall be made on account of any shares of any Parity Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of Series C Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all Parity Stock are entitled upon such dissolution, liquidation or winding up.

          7.   CHANGE OF CONTROL

               7.1 In the event that the Corporation becomes aware of a Change of Control or pending Change of Control, the Corporation shall make an offer (the "Change of Control Offer") to purchase all of the outstanding shares of Series C Preferred Stock at a purchase price for each share of Series C Preferred Stock equal to the Repurchase Price (as hereinafter defined) on the effective date of such Change of Control (the "Trigger Date"). The Repurchase Price will be payable (x) in cash, in the case of a Change of Control pursuant to clause (i) through (iii) of the definition of a Change of Control and (y), at the Corporation's election, either in cash or in Common Stock, in the case of a Change of Control pursuant to clause (iv) of the definition of a Change of Control. In the event that the Corporation elects to pay the Repurchase Price in Common Stock, such Common Stock shall be concurrently registered under the Act and under the securities or blue sky laws of any jurisdiction designated by any holder of Series C Preferred Stock which accepts the Change of Control Offer. The term "Repurchase Price" shall mean, with respect to each share of Series C Preferred Stock, (x) if paid in cash, 110% of the sum of the Liquidation Value thereof and any accrued and unpaid dividends thereon to the date of such purchase, or (y) if paid in Common Stock, 125% of the sum of the Liquidation Value thereof and any accrued and unpaid dividends thereon to the date of such purchase. With respect to each share of Series C Preferred Stock properly tendered for repurchase, if the Corporation fails to pay the Repurchase Price upon such tender, the Corporation shall also pay an amount equal to interest on the amount determined in the above sentence at 12% per annum, compounded on a quarterly basis, from the date fixed for repurchase to the date the Repurchase Price is actually paid. The Change of Control Offer must be made as soon as practicable and if possible not less than sixty (60) days prior to the Trigger Date, shall remain open for at least forty (40) and not more than fifty (50) days (or such longer time as may be required by applicable law or regulation) and shall comply, to the extent required, with the applicable requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations.

               7.2 In the event the Corporation is required to make a Change of Control Offer pursuant to Section 7.1, it shall provide notice of such Change of Control Offer (the "Notice of Offer") by first class mail, postage prepaid, to each record holder of the shares of Series C Preferred Stock, at such holder's address as the same appears on the books of the Corporation. Each such Notice of Offer shall state: (i) that the Corporation is offering to purchase all outstanding shares of Series C Preferred Stock and that such offer is irrevocable; (ii) the Trigger Date, which will be the date on which any such purchase will be consummated; (iii) the total number of shares of Series C Preferred Stock which the Corporation is offering to purchase from such holder; (iv) the Repurchase Price; (v) the last day on which the Change of Control Offer may be accepted (the "Expiration Date"), (vi) the place or places where certificates for shares of Series C Preferred Stock are to be surrendered for payment of the Repurchase Price and (vii) in the event of a Change of Control pursuant to clause (iv) of the definition of a Change of Control, the terms, amount and kind of consideration paid or to be paid and the identity, if known by the Corporation, of the Person or Group of Persons triggering such Change of Control and whether the Corporation is electing to pay the Repurchase Price in cash or Common Stock.

               7.3 Any holder of outstanding shares of Series C Preferred Stock may, at its sole option, elect to accept the Change of Control Offer with respect to all or less than all of such holder's outstanding Series C Preferred Stock by delivering written notice of such acceptance to the Corporation on or before the Expiration Date. On the Trigger Date, the Corporation will pay to each holder that has accepted the Change of Control Offer the Repurchase Price for the shares of Series C Preferred Stock which such holder has elected to sell to the Corporation against delivery (in accordance with the Notice of Offer) of the certificate or certificates for any shares to so purchased (properly endorsed or assigned for transfer, if the Corporation shall so require and the Notice of Offer shall so state). In case fewer than all the shares represented by any such certificate are to be repurchased, a new certificate shall be issued representing the shares which are not purchased, without cost of the holder thereof, together with the amount of cash, if any, in lieu of fractional shares.


          8.   OTHER PROVISIONS.

               8.1 Shares of Series C Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Delaware law, have the status of authorized but unissued shares of Preferred Stock of the Corporation undesignated as to series and may with any and all other authorized but unissued shares of Preferred Stock of the Corporation be designated or redesignated and issued or reissued, as the case may be, as part of any series of Preferred Stock of the Corporation, except that any issuance or reissuance of shares of Series C Preferred Stock must be in compliance with this certificate of designation.

               8.2 The Corporation shall be entitled to recognize the exclusive right of a Person registered on its records as the holder of shares of Series C Preferred Stock, and such record holder shall be deemed the holder of such shares for all purposes.

               8.3 All notice periods referred to herein shall commence on the date of the mailing of the applicable notice.

          IN WITNESS WHEREOF, Platinum Entertainment, Inc. has caused this certificate to be signed and attested this 12th day of December, 1997.

                         PLATINUM ENTERTAINMENT, INC.

                         By: /s/ Steven Devick
                            ---------------------------------
                         Name:   Steven Devick
                         Title:  Chief Executive Officer